UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 28, 2018
Date of Report (Date of earliest event reported)

QORNERSTONE INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52945	98-0540833
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6, Shenton Way #21-08 OUE Downtown Singapore	068809
(Address of principal executive offices)	(Zip Code)

+65-65572516
Registrant's telephone number, including area code

TechMedia Advertising, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

__________

EXPLANATORY NOTE

Qornerstone Inc. (formerly TechMedia Advertising, Inc.) (the "Company") is filing this Amendment No. 1 (the "Amendment No. 1") to the Current Report on Form 8-K (the "Original Filing") as originally filed with the U.S. Securities and Exchange Commission on January 4, 2019 (the "Original Filing Date") in order to: (i) file the restated and amended unaudited condensed consolidated financial statements of IBASE Technology Private Ltd. for the three months ended September 30, 2018 and 2017 along with the restated and amended pro forma balance sheet as of September 30, 2018, the restated and amended pro forma statement of operations for the three months ended September 30, 2018 and the restated and amended pro forma statement of operations for the fiscal year ended June 30, 2018 included in Item 9.01 as certain errors relating to customer contract costs, that were not deferred in error, prepaid consulting fees which were expensed in error, and not properly classifying certain costs of sales, which were included in operating expenses, in error; (ii) to remove the logos in the tables on pages 13 and 14 under the sections titled "Key Customers" and "Material Contracts" in Item 2.01; (iii) update the disclosure in the Management's Discussion and Analysis of Financial Conditions and Results of Operations of IBASE Technology Private Ltd. for the three month periods ended September 30, 2018 and 2017 and for the fiscal years ended June 30, 2018 and 2017 under the section titled "Financial Information" in Item 2.01; and (iv) update the disclosure under Related Party Transactions in the section titled "Certain Relationships and Related Transactions and Director Independence" in Item 2.01.

This Amendment No. 1 does not amend, modify or otherwise update any other information in the Original Filing.  In addition, this Amendment No. 1 does not reflect events that may have occurred subsequent to the Original Filing Date.

REFERENCES

As used in this Current Report on Form 8-K: (i) the terms the "Registrant", "we", "us", "our", "TechMedia" and the "Company" mean TechMedia Advertising, Inc.; (ii) "SEC" refers to the Securities and Exchange Commission; (iii) "Securities Act" refers to the United States Securities Act of 1933, as amended; (iv) "Exchange Act" refers to the United States Securities Exchange Act of 1934, as amended; and (v) all dollar amounts refer to United States dollars unless otherwise indicated.

NOTE ABOUT FORWARD-LOOKING STATEMENTS

Certain statements contained in this Form 8-K constitute "forward-looking statements."  These statements appear in a number of places in this Form 8-K and documents included herein and include statements regarding the Registrant's intent, belief or current expectation and that of the Registrant's officers and directors.  These forward-looking statements involve known and unknown risks and uncertainties that may cause the Registrant's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  In certain cases, forward-looking statements can be identified by the use of words such as "believe", "intend", "may", "will", "should", "plans", "anticipates", "believes", "potential", "intends", "expects" and other similar expressions.  These statements are based on the Registrant's current plans and are subject to risks and uncertainties, and as such the Registrant's actual future activities and results of operations may be materially different from those set forth in the forward-looking statements. Any or all of the forward-looking statements in this Form 8-K may turn out to be inaccurate and as such, you should not place undue reliance on these forward-looking statements. The Registrant has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. The forward-looking statements can be affected by inaccurate assumptions or by known or unknown risks, uncertainties and assumptions due to a number of factors, including, dependence on key personnel, competitive factors, the operation of the Registrant's intended business, and general economic conditions in the United States and Singapore.  These forward-looking statements speak only as of the date on which they are made.  The Registrant assumes no obligation to update or to publicly announce the results of any change to any of the forward-looking statements contained or included herein to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements, other than where a duty to update such information or provide further disclosure is imposed by applicable law, including applicable United States federal securities laws. In addition, the Registrant cannot assess the impact of each factor on its intended business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Accordingly, readers should not place undue reliance on forward-looking statements. All subsequent written and oral forward-looking statements attributable to the Registrant or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements contained in this Form 8-K.  Important factors that you should also consider, include, but are not limited to, the factors discussed under "Risk Factors" in this Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

The disclosure under Item 2.01 of this Current Report on Form 8-K is responsive to this item and is hereby incorporated by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On December 16, 2016, we entered into a binding and definitive share exchange agreement (the "Share Exchange Agreement") with IBASE Technology Private Limited ("IBASE"), a company organized under the laws of Singapore, and all of the shareholders of IBASE, whereby we have agreed to acquire 100% of the issued and outstanding shares in the capital of IBASE in exchange for the issuance of an aggregate of 18,998,211 post-reverse stock split shares of our common stock to the shareholders of IBASE on a pro rata basis in accordance with each IBASE shareholders' percentage of ownership in IBASE. Pending satisfaction of the closing conditions of the Share Exchange Agreement, IBASE will become a wholly owned subsidiary of the Company and the shareholders of IBASE will become our shareholders.  This transaction is commonly referred to as a Reverse Take-Over ("RTO") and effectively upon closing, IBASE shareholders will hold approximately 66% of our post-closing outstanding shares, not including any shares issued upon the conversion of convertible notes in IBASE as discussed below.

On March 31, 2017, we entered into an extension agreement (the "Extension Agreement") to the Share Exchange Agreement with IBASE and all of the shareholders of IBASE, whereby the parties agreed to extend the Closing Date (as defined in the Share Exchange Agreement) to March 31, 2018 and the Latest Closing Date (also as defined in the Share Exchange Agreement) to April 30, 2018.

On March 31, 2018, we entered into an amended share exchange agreement (the "Amended Share Exchange Agreement") with IBASE and all of the shareholders of IBASE, whereby the parties agreed to further amend the Closing Date to be on or before December 15, 2018 and the Latest Closing Date to be December 31, 2018, subject to any extensions of 15 days per extension as mutually agreed to by the parties, as well as to reflect the convertible note financing (the "Convertible Notes") of IBASE of up to US$3,500,000, which upon closing of the Amended Share Exchange Agreement the Convertible Notes will automatically convert into shares of our common stock at a price of US$0.90 per share (up to a maximum of 3,888,889 shares of our common stock).

The closing of the Amended Share Exchange Agreement occurred on December 28, 2018.  Pursuant to the terms of the Amended Share Exchange Agreement, we acquired all of the issued and outstanding shares of capital stock of IBASE from the shareholders of IBASE in exchange for the issuance of 18,998,211 shares of our common stock to the shareholders of IBASE on a pro rata basis in accordance with each IBASE shareholders' percentage ownership in IBASE.  In addition, we issued an aggregate of 1,821,410 shares of our common stock to the holders of Convertible Notes representing an aggregate of $1,639,269.

As a result of the closing of the share exchange agreement, IBASE has become our direct wholly-owned subsidiary.

Our securities issued to the shareholders of IBASE and the holders of Convertible Notes upon the closing of the Amended Share Exchange Agreement have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state in the United States, and were issued in reliance upon the exemption from registration provided by Rule 903 of Regulation S promulgated under the Securities Act of 1933. The securities may not be offered or sold in the United States absent registration under the Securities Act of 1933 or an applicable exemption from such registration requirements.

The foregoing description of the Amended Share Exchange Agreement does not purport to be complete and is qualified in its entirety by reference to the Amended Share Exchange Agreement, which was attached to our registration statement on Form 10 as Exhibit 10.3 filed with the SEC on September 11, 2018 and is incorporated by reference herein.

We have determined to treat the acquisition of IBASE as a RTO for accounting purposes and, as such, we have experienced a deemed year end change and will go forward using IBASE's year end of June 30.  As a result, our next Form 10-Q filing for the three and six months ended December 31, 2018 and subsequent filings will be based on a June 30 fiscal year end.

BUSINESS

General

We were incorporated in the State of Nevada under the name "Ultra Care, Inc." on January 30, 2007.  Effective February 17, 2009, we completed a merger with our wholly-owned subsidiary, TechMedia Advertising, Inc. As a result, we have changed our name from "Ultra Care, Inc." to "TechMedia Advertising, Inc."

In addition, effective February 17, 2009, we effected a forward stock split or our authorized, issued and outstanding common stock on a basis of one (1) old share for twenty-two (22) new shares. As a result, our authorized capital increased from 50,000,000 shares of common stock to 1,100,000,000 shares of common stock. On September 22, 2017, we effected a reverse stock split of our authorized and outstanding shares of common stock on a basis of one (1) new share of common stock for each five (5) old shares of common stock.  As a result of the reverse stock split, our authorized capital decreased from 1,100,000,000 shares of common stock with a par value of $0.001 per share to 220,000,000 shares of common stock with a par value of $0.001 per share, and correspondingly our issued and outstanding capital decreased from 48,327,371 shares of common stock to approximately 9,665,474 shares of common stock.

Our head and principal office is located at 6, Shenton Way #21-08 OUE Downtown, Singapore 068809.  Our registered agent in the State of Nevada is Nevada Agency and Transfer Company located at 50 West Liberty Street, Suite 880, Reno, Nevada  89501.

Our original business plan was to service the healthcare industry and provide prospective employers with reliable recruitment, screening, and placement services by developing an innovative web-based service to match foreign-based nurses who are looking to work in the United States and Canada with healthcare employers located in the United States and Canada.  However, in 2009, we adopted a new business plan that entailed entering into the streaming digital media advertising business in India through a joint venture company to be formed in India as well as through our indirectly owned subsidiary, TechMedia Advertising (India) Private Limited ("TM India").  In the fall of 2009, we, through our wholly owned subsidiary, TechMedia Advertising Mauritius ("TM Mauritius") entered into a Joint Venture Development and Operating Agreement (the "JV Agreement") with Peacock Media Ltd. ("PML"), a company incorporated under the laws of India, to form a new private Indian joint venture company where we would indirectly own 85% and PML would own 15%.  We intended for the joint venture company to operate the business of displaying mobile digital advertising platforms in public transportation vehicles such as long-distance buses and trains in India where such transportation vehicles would display third-party commercial content and advertisements for a fee.  However, in early 2011, we decided to discontinue the operations with respect to the JV Agreement and TM India.  Our subsidiary TM Mauritius was struck from the corporate register in Mauritius on December 1, 2013.  In addition, our subsidiary TM India was dissolved on January 7, 2014.

Prior to closing the Amended Share Exchange Agreement we did not have any current business operations other than completing due diligence on IBASE and working on satisfying the conditions precedent in order to close the Amended Share Exchange Agreement.  On closing of the Amended Share Exchange Agreement, the business of IBASE became our business.

IBASE

IBASE was incorporated on May 13, 1999, pursuant to the laws of Singapore.  The current directors of IBASE are Ernest Kok-Yong Ong (managing director) and Willie Lian.  Mr. Foot Hin Wong is the Secretary of IBASE.  The authorized capital stock of IBASE consists of 1,000,000 ordinary shares each with a par value of SGD$1.00, of which 325,000 shares are issued and outstanding.

IBASE 's head office is in Singapore located at No. 19, Kallang Ave, #04-151, Singapore  339410.

Description of Business

IBASE is in the business of being a solution provider of cloud-enabled real estate and facility management, financial management, security and enterprise turn-key systems/solutions for business-to-government, business-to-business and business-to-consumer.  IBASE's web-based management solution UBERIQTM has been adopted by multiple enterprises internationally.  The IBASE software technology is comprehensive and represents cutting edge technology made simple to use.

IBASE's solutions help generate positive gains and returns in the following areas:

  Financial & Tax management
  Property management
  Lease, rental and MCST* management
  Facility and asset management
  MyTenantWorld Web Portal
  Mobile applications

*MCST - stands for Management Corporation Strata Title. It is a company or individual appointed to manage a real estate property that a company or individual owns. Manage of real estate property involves the maintaining good security, upkeeping commercial facilities, regulating rules, etc. IBASE's solution aims to improve the operation challenges.

Principal Products and Services

IBASE's main product offerings are UBERIQTM and MyTenantWorld.

UBERIQTM

UBERIQTM is a state-of-art web-enabled business management system that readily delivers the latest and smartest features to empower a customer's employees to operate multiple management activities such as billing, leasing, documentation, financial management, customer relationship and facilities management at optimum efficiency and effectiveness.  UBERIQTM has led the industry by responding quickly to industry changes and constant innovation, becoming the premier application for the property and facilities management industry.

UBERIQTM features modular solutions, true web solutions, simplified solutions and globalization support.  UBERIQTM comprises of more than 1,000 in-house developed applications that are intelligently designed and developed to operate in modularly.  Each module can function as a standalone or efficiently integrate with other modules.  IBASE's customers only purchase the modules they require resulting in cost savings for the customer.  UBERIQTM is 100% web-enabled.  An entry level computer with internet connectivity is able to access our suite of powerful applications efficiently, which eliminates the need to acquire expensive equipment and complex multi-location deployments.  UBERIQTM is intuitive and easy to use, which was a result of investing a massive amount of man-day efforts in researching how IBASE customers interact with its solutions and development of an intuitive user experience and interface, which eliminates intensive system training programs and re-training to help IBASE clients achieve time and cost savings.  The ability to extend a customer's businesses globally is simplified by using UBERIQTM Solution as the business management platform.  The system supports multiple languages, currencies and is customizable to quickly adapt to different business conditions in foreign markets.  UBERIQTM is a truly comprehensive solution that uniquely provides critical local market functionalities to help businesses expand across borders easily.

UBERIQTM Online Facility & Property Asset Management System

UBERIQTM Online Facility & Property Asset Management System provides the customer with fast, reliable and comprehensive facility and asset lifecycle planning, utilization monitoring, expense control, vendor contract management and real-time analysis capabilities.  In addition, it enables the customer to extend the appropriate information and business workflow so that the customer can improve the efficiency of its existing facility and asset management processes.

The advantages of the UBERIQTM Online Facility & Asset Management System are as follows:

  Allows a service request module to be easily implemented as a helpdesk system for the recording of complaints, viewing of historical information and dissemination of work orders;
  Provides comprehensive vendor contract management tools that store all contracted information of appointed vendors.  The collective information such as tender details, award details, schedule-of-rates, service types, and related documents are stored securely to form a powerful knowledge based system for business decisions; and
  Allows property managers to pre-define the service provider, criticality, personnel involved and contact number, etc. for every problem code that is created in the system.  The availability of such information enables the system to establish an automated problem escalation workflow to issue a work order (and SMS alerts) based on a specific fault reported.

The key benefits of the UBERIQTM Online Facility & Asset Management System are as follows:

  Centralized monitoring of the customer's facilities and asset maintenance plans for multiple properties;
  Detailed tracking of facilities and asset locations, historical utilization rate and maintenance status to enable optimal lifecycle planning activities;
  Systematic control of procurement process with tight control on schedule-of-rates;
  Accurate budget control of expenses that can be integrated with UBERIQTM Financial Management Solutions; and
  Ability to make the right decisions at the shortest time to maximize proper utilization of available resources.

UBERIQTM Online Property Leasing Management System

UBERIQ™ Online Property Leasing Management System is the most intuitive and comprehensive lease administration system available in the market to provide the customer with fast and reliable lease management capabilities such as tenancy contracting, operation workflows, utility tracking, rental tabulation and real-time data analysis, etc. As a result, the customer will be able to achieve a highly automated leasing management process regardless of the number of properties, size or locations.

The advantages of the UBERIQTM Online Property Leasing Management System are as follows:

  Keeps track of fine details of each tenancy transactions and activities. The efficient centralized data storage helps establish the backbone knowledge base that is mandatory for the call centre support function. With accurate and quick retrieval of a relevant tenancy record, it is easier to achieve optimal customer service-level;
  Designed to manage more than the usual lease management accounting processes alone, the customer receives integrated tenant operation functions as a standard feature to access a comprehensive suite of tenant relations management functions; and
  Seamlessly integrated with the MyTenantWorld web portal. All lease billing, tenant operations information and payment transaction details are published on the securely encrypted property web portal.

The key benefits of the UBERIQTM Online Property Leasing Management System are as follows:

  Allows the customer to obtain a holistic view of its property lease management process;
  Real-time tracking of rental income, lease expiry and arrears, etc.;
  Streamline and automation of lease management processes;
  Integrated tenant relations management workflows; and
  Provides accurate insight of your average rental rates per work space.

UBERIQTM Online Strata Manager System

UBERIQTM Online Strata Manager System provides the customer (and its valued residents/tenants) with fast, reliable and comprehensive range of innovative e-Services that empower the customer (the property manager) to extend the most appropriate information and automated online services, to achieve enhanced customer experience.

The advantages of the UBERIQTM Online Strata Manager System are as follows:

  With the UBERIQ™ Strata Management Tools the property manager is able to mass disseminate official announcements and publish property-related information onto the web portal;
  UBERIQ™ is a modular but tightly integrated management system that offers unmatched enterprise efficiency; and
  Billing functions to assist property manager to efficiently generate electronic payment statements so that tenants achieve paperless operation.

The key benefits of the UBERIQTM Online Strata Manager System are as follows:

  Allows the customer to obtain a holistic view of its property activities and status;
  Tracking of tenant and resident requests and feedback actively;
  Provides greater insight of the customer's facilities utilization per week accurately thereby improving the management ability to make the right decisions at the shortest time;
  Dashboard alerts;
  Web content management;
  Online feedback and applications;
  Facility/Event booking;
  View invoices and statements;
  Payments/Refunds/Receipts.

UBERIQTM Online Financial & Tax Management System

UBERIQTM Online Financial & Tax Management System provides the customer with fast, reliable and comprehensive accounting, financial reporting and real-time analysis capabilities, enabling the customer to extend the appropriate information and business workflows so that it is able to improve the overall efficiency of its existing accounting management processes.

The advantages of the UBERIQTM Online Financial & Tax Management System are as follows:

  The dashboard information serves as an important tool to trigger alerts and deliver the latest relevant information to designated users for immediate response and decision-making;
  Intuitive and user-friendly system design utilizing integrated form wizards and data validation functions to intelligently guide users through step-by-step instructions in creating documents allowing the end-users to eliminate the need to refer to user-manuals when using the system; and
  Supports multiple currencies and languages to establish an effective centralized accounting management system critical in managing multi-geographical business deployments.

The key benefits of the UBERIQTM Online Financial & Tax Management System are as follows:

  Accuracy and clarity of the customer's finances at its fingertips;
  Improve the efficiency of the client's financial operations to enable optimal strategic planning;
  Ability to manage cash flow accurately in real-time;
  Ensure regulatory compliance with our approved system;
  Fast data mining capabilities to provide greater insight of the customer's financial performance; and
  Improve management's ability to make the right decisions in a shorter period of time.

MyTenantWorld

What is MyTenantWorld?

MyTenantWorld is Asia's leading condominium application and IBASE is reinventing the way residents live and how property managers manage their condos through innovative design and Internet of Things ("IoT") and mobile technology. With MyTenantWorld, residents need only their smartphone and our mobile application to manage all aspects of their condo living.

Why MyTenantWorld?

The modern conveniences provided through innovation is now a must rather than a need. As our world develops with technological advances and as our society becomes ever more tech-savvy, there is a need to rethink and reimagine future condo living.

Imagine the convenience of booking your facilities or making your maintenance fee payments through your smartphone without the need to call or walking to the management office.  Imagine the peace of mind through having your condo's news and information at your fingertips or never missing out on an important update or event.

MyTenantWorld provides convenience, peace of mind, comforts, security and services that condo residents have grown to love and expect. MyTenantWorld is designed to enhance the prestige of your condo and redefine condo living.

What does MyTenantWorld provide?

MyTenantWorld condominium portal allows residents to manage their condo living through their smartphones.  The application has two distinct sections - one for residents and one for condo managers, both equipped with easy tools that make condo living and management hassle free.

MyTenantWorld provides residents with the following features:

  Up-to-date condo announcements
  Facility bookings
  Online payments of booking and maintenance fees
  Important alerts and payment reminders
  A community events calendar
  Concierge services

For condo managers, MyTenantWorld provides them with the following features:

  Management Dashboard with alerts and statistics
  Announcement management and push notifications
  Tenant and owner management
  Facility and booking management
  Payment management
  Event management

Competitive Business Conditions and IBASE Position in the Industry

IBASE is operating and competing in two market segments for business both of which are billion dollar industries, namely FinTech (Finance Technologies) and PropTech (Property Technologies).

FinTech

In the FinTech Market, IBASE is offering both Enterprise-based and Software-as-a-Service-based financial management system to Singapore Small and Medium Enterprises ("SMEs").  This market segment comprises of greater than 200,000 SMEs.  However, this is a very challenging market space due to a huge number of service providers, easily greater than 50 companies, competing for the market share.

To differentiate IBASE from competition, it pioneered the development of a first-of-its-kind cloud-based XBRL & Tax Management Engine through close consultation with multiple professionals and government entities.  The engine encompasses complex algorithms based on the latest Inland Revenue tax policies, rules and standards.

This powerful engine allows end-users to quickly and accurately generate the XBRL financial reports and tax computation for annual filing to the tax authorities.

The XBRL/Tax computation engine has enabled IBASE to move up the value chain through the offering of an expert system for management decision-making; rather than just a data entry platform for business accounting purposes.

Also, IBASE has successfully created a unique selling point for IBASE's financial management system by offering XBRL/Tax computation engine as a standard product functionality.

IBASE has established a dedicated team to constantly enhance the engine to include compatibility with multiple brands of accounting systems, integrating artificial intelligence and big data analytics capabilities, etc.

With the XBRL/Tax computation engine, IBASE's management believes that it sits in a very niche market position by offering solutions to help clients easily achieve regulatory compliance in a very efficient manner.  IBASE offers the products indirectly to the 200,000 SMEs through the professional firms network, i.e. corporate secretary, accounting & audit firms, etc. based on a monthly subscription fee.

PropTech

In the PropTech Market, IBASE is offering both Enterprise-based and Software-as-a-Service-based property and facility management systems to both local and overseas markets.

The market potential is very large due to the strong growth in the region's real estate development projects that resulted in demand of computerized solutions for,

  Facility Operations & Security Management
  Emergency & Incident Management
  Lease Accounting Management
  Contract Management
  Asset Maintenance Management
  Tenant/Resident Management and more

This market potential is further expanded by the demand to introduce the smart-nation and smart-building initiatives.  It is no longer a good-to-have but rather a must-have for new building developments.

Based on an independent report by PR Newswire titled "Facility Management Market - Global Forecast to 2023", dated June 4, 2018, located at https://www.prnewswire.com/news-releases/facility-management-market---global-forecast-to-2023-300658085.html, it was reported that the global market size for this industry is set to grow from US$34.65 billion to US$59.33 billion by 2023 driven by needs for sustainable infrastructure, Internet-of-Things, building automation, regulatory compliance and demand for integrated facilities management, etc.

There is only a handful of specialized service providers in the market and IBASE sees the following companies as its key competitors in similar PropTech space and market segment:

  Anacle Systems Limited (www.anacle.com)
  Yardi Systems Inc. (www.yardi.com)
  MRI Software LLC (www.mrisoftware.com)

Vis-à-vis that the companies are offering similar technology capabilities and products to the industry, IBASE's management believes that the market positioning chart below shows where IBASE sits in the market at the moment.

-Market Positioning Chart-

IBASE currently offers a low-cost solution to the industry but its brand awareness is lower.  As such, IBASE's initial plan is to embark on aggressive branding and marketing initiatives to increase IBASE's brand profile in the market for both Singapore and overseas markets such as Malaysia, Indonesia, Thailand, Hong Kong, China, Australia, etc.

To further differentiate IBASE's products from the competition, IBASE intends to integrate in-house FinTech capabilities into its PropTech solutions to help real estate owners and managers easily meet the regulatory compliance for the real-estate industry.  IBASE's target is to move IBASE into a positioning that is within the shaded box in the market positioning chart above.

Generally, IBASE's management strongly believes that IBASE is well positioned to capitalize on two very large and potential markets due to the following positive factors:

  Mature Management Team - IBASE has been established for 18 years and successfully acquired high-profile clientele such as Singapore Government ministries and agencies, multi-national companies and large property developers and managing agencies.
  Tested Business Model - UBERIQ and MyTenantWorld are dynamic and scalable software solutions that have proven their effectiveness to the market.  UBERIQ is a web-enabled business operation and management software and MyTenantWorld e-Portal serves the needs of both condominium residents/building tenants (front-end) and property managers (back-end).
  Business Growth - IBASE expects to complete a reverse takeover of TechMedia in order to position it to be able to access capital markets for business growth and expansion.
  Strategic Alliance - IBASE's strong partnerships with industry-leading property management firms will provide a launch pad for MyTenantWorld's South East Asia expansion plans.
  Smart Nation Enabler - MyTenantWorld is an enabling platform to support government's Smart Nation/Smart Cities vision and initiatives.  This can be achieved through data aggregation, business intelligence and Internet-of-Things connectivity, etc.

  Competitive Pricing - IBASE is known for providing cost-effective solutions as referenced in the market positioning chart above.
  High Service Levels - IBASE has consistently delivered high service levels and provide impressive after-sales support, which has led to repeat business.

IBASE's management team identified the following negative factors but intends to invest in resources to eradicate or reduce the weaknesses/risks to its businesses, which are:

  Weak Corporate & Product Branding - IBASE is weaker in corporate and product branding as IBASE and its products are still relatively unknown in the market, especially in overseas markets.  With proper branding, IBASE products are expected to contribute to increased market share to achieve revenue growth.
  No Sales & Marketing Team - There is no well-organized sales and marketing team within IBASE.  IBASE's initial plans are to invest in an experienced sales and marketing team to help increase IBASE's presence in the market and to grow revenues.
  Expansion in Technical Capabilities - To become a market leader in the technology field, IBASE intends to continuously push its technical capabilities to be one of the best in the market.  As such, IBASE intends to aggressively compete to recruit the best talents to help IBASE create the best products and services for the industry.

Patents, Trademarks and Licenses

IBASE has registered the trademark "UBERIQ" with the Intellectual Property Office of Singapore under the provision of the Trade Mark Act 1998 on the 14th day of February 2013 in Class 42 in respect of the following:

Computer software advisory services; computer software consultancy; computer software design; computer software development; computer software programming; computer support services (programming and software installation, repair and maintenance services); design and development of computer software (for others); design of computer software; development of computer software application solutions; information technology (IT) services (computer hardware, software and peripherals design and technical consultancy); providing information, including online, about design and development of computer hardware and software.

Also, IBASE is in the process of submitting a Trade Mark application for MyTenantWorld with the Intellectual Property Office of Singapore.

Key Customers

IBASE's key customers are comprised of the Singapore Government Ministries & Agencies, and large multi-national corporations as follows:

S/N	Customer	Service	Product	Terms	Estimated Revenue SGD	Estimated Revenue %
Financial Year Ending June 30, 2018 (Total Revenue @ approximately SGD1,440,000.00)
1	SMECEN Pte Ltd	Supply of SaaS-based ERP Solutions and Regulatory Compliance Systems	Turnkey	One-Time Project Fees billed on job completion	$334,800.00	23%
2	Agri-Food & Veterinary Authority of Singapore (AVA)	Supply of Enterprise Property Management System	UBERIQ	One-Time Project Fees billed on job completion	$160,000.00	11%
3	Ministry of Foreign Affairs	Enhancement & Maintenance of Enterprise Integrated Financial System	UBERIQ	One-Time Project Fees billed on job completion	$90,000.00	6%
4	Knight Frank Property Asset Pte Ltd	Enhancement of Asset & Facilities Management System	UBERIQ	One-Time Project Fees billed on job completion	$40,000.00	2%
5	Singapore Police Force	Enhancement & Maintenance of Asset & Facilities Management System	UBERIQ	One-Time Project Fees billed on job completion	$88,660.00	6%
Financial Year Ending June 30, 2017 (Total Revenue @ approximately SGD1,420,000.00)
1	Ministry of Foreign Affairs	Enhancement of Enterprise Integrated Financial System	UBERIQ	One-Time Project Fees billed on job completion	$268,000.00	19%
2	Knight Frank Property Asset Pte Ltd	Supply of Enterprise Leasing, Asset & Facilities Management System	UBERIQ	One-Time Project Fees billed on job completion	$43,000.00	3%
3.1	Singapore Police Force	Supply of Enterprise Financial & Inventory System	UBERIQ	One-Time Project Fees billed on job completion	$20,000.00	1%
3.2	Singapore Police Force	Annual Maintenance Fees	UBERIQ	Recurring Fees	$75,000.00	5%
4	YR Industries Pte Ltd	Annual Maintenance Fee for Enterprise Human Resource Information System	UBERIQ	Recurring Fees	$12,000.00	1%
5.1	Singapore Corporative Rehabilitative Enterprises	Enhancement of Enterprise Human Resource Information System	UBERIQ	One-Time Project Fees billed on job completion	$28,750.00	2%
5.2	Singapore Corporative Rehabilitative Enterprises	Annual Maintenance Fee for Enterprise Human Resource Information System	UBERIQ	Recurring Fees	$14,000.00	1%

Research and Development

During the fiscal year ended June 30, 2018, IBASE spent $130,788 on research and development.  During the fiscal years ended June 30, 2017 and 2016, IBASE spent $Nil on research and development.

Moving forward, IBASE plans to embark on research and development work on developing innovative products and run pilot projects for the industry, which is expected to cost approximately $300,000 over the next twelve months

Employees

IBASE currently has about 25 employees in its Singapore office.

Material Contracts

S/N	Parties	Subject of Agreement	Date of Agreement	Terms of Contract	Duration	Termination Provisions
1	Association of Small Medium Enterprises (ASME)	Memorandum of Understanding for partnership of IT-Related Initiatives for Inland Revenue Authority (IRAS) and Accounting and Corporate Regulatory Authority (ACRA) of Singapore	June 1st 2016	Memorandum of understanding to express interest to jointly embark on an IT initiative.	No fixed date.	This MOU shall be terminated by either party in writing.
2	Knight Frank Property Asset Pte Ltd	Application Services Collaboration Agreement for Property e-Portal Solutions	December 28th 2016	Supply pf Property e-Portal Solutions to Knight Frank & its clients based on fees shown in Schedule 1	Commenced from effective date for a period of 5 years.	Without affecting any other rights or remedy available, either party may terminate this Agreement with immediate effect by giving written notice based on conditions stated in Clause 13.2 of Agreement.

RISK FACTORS

In addition to the factors discussed elsewhere in this Form 8-K, the following are certain material risks and uncertainties that are specific to the IBASE business and industry that could materially adversely affect our business, financial condition and results of operations.

Risks related to the IBASE Business

The loss of one or more of IBASE's key customers, or a failure to renew its service agreements with one or more of its key customers, could negatively affect its ability to market its applications.

IBASE relies on its reputation and recommendations from key customers in order to promote services to its product applications. The loss of any of its key customers, or a failure of some of them to renew, could have a significant impact on its revenues, reputation and our ability to obtain new customers. In addition, acquisitions of its customers could lead to cancellation of its contracts with those customers or by the acquiring companies, thereby reducing the number of its existing and potential customers.

IBASE faces competition in its markets, and if it does not compete effectively, its operating results may be harmed.

The market for cloud-based property management software solutions is highly competitive and rapidly changing and fragmented, with increasingly and relatively low barriers to entry.

With the introduction of new technologies and market entrants, IBASE expects competition to intensify in the future. In addition, pricing pressures and increased competition generally could result in reduced sales, reduced margin or the failure of its products and services to achieve or maintain more widespread market acceptance.

Many of IBASE's actual and potential competitors have competitive advantages, such as Anacle Systems Limited (www.anacle.com), Yardi Systems Inc. (www.yardi.com) and MRI Software LLC (www.mrisoftware.com). They have greater brand name recognition, larger sales and marketing budgets and resources, broader distribution networks and more established relationships with distributors and customers, greater resources to develop and introduce solutions that compete with its products and substantially greater financial, technical and other resources. As a result, IBASE competitors may be able to respond more quickly and effectively than it can to new or changing opportunities, technologies, standards or customer requirements. If IBASE is not able to compete effectively, its operating results will be harmed.

If IBASE fails to manage its technical operations infrastructure, its existing customers may experience service outages and its new customers may experience delays in the deployment of its applications.

IBASE has experienced growth in the number of users, transactions and data that its operations infrastructure supports. IBASE seeks to maintain sufficient excess capacity in its operations infrastructure to meet the needs of all of its customers. It also seeks to maintain excess capacity to facilitate the rapid provision of new customer deployments and the expansion of existing customer deployments. In addition, IBASE needs to properly manage its technological operations infrastructure in order to support version control, changes in hardware and software parameters and the evolution of its applications. However, the provision of new hosting infrastructure requires significant lead time. It may in the future experience website disruptions, outages and other performance problems. These problems may be caused by a variety of factors, including infrastructure changes, human or software errors, viruses, security attacks, fraud, spikes in customer usage and denial of service issues. In some instances, IBASE may not be able to identify the cause or causes of these performance problems within an acceptable period of time. If it does not accurately predict its infrastructure requirements, its existing customers may experience service outages that may subject it to financial penalties, financial liabilities and customer losses. If its operations infrastructure fails to keep pace with increased sales, customers may experience delays as we seek to obtain additional capacity, which could adversely affect its reputation and adversely affect its revenues.

Assertions by third parties of infringement or other violations by IBASE of their intellectual property rights could result in significant costs and harm its business and operating results.

Patent and other intellectual property disputes are common in the software and technology industries. Third parties may in the future assert claims of infringement, misappropriation or other violations of intellectual property rights against IBASE. They may also assert such claims against its customers or channel partners whom they typically indemnify against claims that its solutions infringe, misappropriate or otherwise violate the intellectual property rights of third parties. As the numbers of products and competitors in our market increase and overlaps occur, claims of infringement, misappropriation and other violations of intellectual property rights may increase. Any claim of infringement, misappropriation or other violation of intellectual property rights by a third party, even those without merit, could cause IBASE to incur substantial costs defending against the claim and could distract its management from its business.

IBASE is dependent on the continued services and performance of its senior management and other key employees, the loss of any of whom could adversely affect its business, operating results and financial condition.

IBASE's future performance depends on the continued services and continuing contributions of its senior management, particularly Mr. Ernest Kok Yong Ong (Co-Founder and CEO), Mr. Willie Lian (Co-Founder & CFO), Mr. Hui Bon Tay (Co-Founder & Senior Manager), Mr. William Goh (Company Director) and other key employees to execute on its business plan and strategies. Although its executive officers are currently covered by employment agreements, other members of its senior management team are generally employed on an at-will basis, which means that they could terminate their employment with it at any time. The loss of the services of its senior management, particularly Mr. Ernest Kok Yong Ong, Mr. Willie Lian, Mr. Hui Bon Tay, Mr. William Goh, or other key employees for any reason could significantly delay or prevent the achievement of its strategic objectives and harm its business, financial condition and results of operations.

IBASE may acquire other businesses, products or technologies, which divert its management's attention and otherwise disrupt its operations and harm its business and results of operations.

As part of IBASE's growth strategy, it may pursue business and technology acquisitions in the future. The environment for acquisitions in its industry is very competitive and acquisition purchase prices may exceed what it would prefer to pay. Moreover, it may not realize the anticipated benefits of its acquisitions to the extent that it anticipates, or at all, because acquisitions involve many risks, including:

  difficulties integrating the acquired operations, personnel, technologies, products or infrastructure;
  diversion of management's attention or other resources from other critical business operations and strategic priorities; and
  unexpected difficulties encountered when it enters new markets in which it has little or no experience, or where competitors may have stronger market positions.

Failure to address these risks or other problems encountered in connection with IBASE's past or future acquisitions and strategic transactions could cause it to fail to realize the anticipated benefits of such acquisitions or transactions, incur unanticipated liabilities, and harm its business generally.

IBASE's growth could suffer if the markets into which it sells its products and services decline, do not grow as anticipated or experience cyclicality.

IBASE's growth depends in part on the growth of the markets which it serves, and visibility into its markets is limited. IBASE's quarterly sales and profits depend substantially on the volume and timing of orders received during the fiscal quarter, which are difficult to forecast. Any decline or lower than expected growth in its served markets could diminish demand for its products and services, which could adversely affect its financial statements. IBASE's business operates in industries that may experience periodic, cyclical downturns. In addition, if its business demand depends on customers' capital spending budgets, product and economic cycles can affect the spending decisions of these entities. Demand for its products and services is also sensitive to changes in customer order patterns, which may be affected by announced price changes, changes in incentive programs, new product introductions and customer inventory levels. Any of these factors could adversely affect its growth and results of operations in any given period.

Risks Related to Technology Industry

If the market for cloud solutions for workplace applications does not evolve as IBASE anticipates, its revenues may not grow and its operating results would be harmed.

IBASE's success will depend, to a large extent, on the willingness of prospective customers to increase their use of cloud solutions for their workplace applications. However, the market for cloud solutions for workplace applications is at an early stage and it is difficult to predict important trends, if any, of the market for cloud-based workplace applications. Many companies may be reluctant or unwilling to migrate to cloud solutions. Other factors that may affect market acceptance of our cloud-based workplace applications include:

  its ability to maintain high levels of customer satisfaction;
  the level of customization of configuration we offer; and the price, performance and availability of competing products and services.

If the market for cloud solutions for workplace applications does not evolve in the way IBASE anticipates or customers do not recognize the benefits of cloud solutions, and as a result it is unable to increase sales of subscriptions for its products, then its revenues may not grow or may decline and its operating results would be harmed.

If IBASE fails to develop or acquire new products or enhance its existing products, its revenue growth will be harmed and it may not be able to maintain profitability.

IBASE's ability to attract new customers and increase revenue from existing customers will depend in large part on its ability to enhance and improve its existing products and to introduce new products in a timely manner. The success of any enhancement or new product depends on several factors, including the timely completion, introduction and market acceptance of the enhancement or new product. Any new product IBASE develops or acquires may not be introduced in a timely or cost-effective manner and may not achieve the broad customer acceptance necessary to generate significant revenue. If it is unable to successfully develop or acquire new products or enhance its existing products to meet customer requirements and keep pace with technological developments, IBASE's revenue will not grow as expected and it may not be able to maintain profitability.

Adverse economic conditions or reduced investments in cloud-based applications and information technology spending may adversely impact IBASE's business.

IBASE's business depends on the overall demand for cloud-based applications and information technology spending and on the economic health of its current and prospective customers. If the state of the economy and employment rate deteriorates in the future, many customers may reduce their number of employees and delay or reduce technology purchases. This could also result in reductions in its revenues and sales of its products, longer sales cycles, increased price competition and customers' purchasing fewer solutions than they have in the past. Any of these events would likely harm its business, results of operations, financial condition and cash flows from operations.

IBASE's business depends substantially on retaining its current customers, and any decline in its customer renewals could harm its future operating results.

IBASE offers its products primarily pursuant to a cloud-based or software-as-a-service model, and its customers purchase subscriptions and pay professional and maintenance fees ("Contracts") which are for a period of two years generally. IBASE's customers have no obligation to renew their Contracts after their expiry, and they may not renew their Contracts at the same or higher levels or at all. As a result, IBASE's ability to grow depends in part on its current customers renewing their existing Contracts and purchasing additional applications from it. IBASE has limited historical data with respect to rates of customer Contract renewals, upgrades and expansions, so it may not accurately predict future trends in customer renewals. Its customers' renewal rates may decline or fluctuate due to a number of factors, including the level of customer satisfaction, the prices of its solutions, the prices of competing products or services, reduced hiring by its customers, and reductions in its customers' spending levels. If its customers do not renew their Contracts to its products, renew on less favorable terms or do not purchase additional applications, its revenues may grow more slowly than expected or decline and its results of operations or financial condition may be harmed.

If IBASE is unable to continue to attract new customers, its growth could be slower than it expects.

We believe that IBASE's future growth depends in part upon increasing its customer base. The ability to achieve significant growth in revenues in the future will depend, in large part, upon continually attracting new customers and obtaining Contract renewals to IBASE's products from those customers. If it fails to attract new customers, its revenues may grow more slowly than expected and its business may be harmed.

Software defects or errors in IBASE's products could harm its reputation, result in significant costs to it and impair its ability to sell its products, which would harm operating results.

IBASE's products may contain undetected defects or errors when first introduced or as new versions are released, which could materially and adversely affect its reputation, result in significant costs to it and impair its ability to sell its products in the future. The costs incurred in correcting any defects or errors may be substantial and could adversely affect operating results.

Any defects that cause interruptions in the availability or functionality of IBASE's products could result in:

  lost or delayed customer acceptance and sales of its products; loss of customers;
  product liability and breach of warranty claims against it;
  diversion of development and support resources;
  harm to its reputation; and
  increased billing disputes and customer claims for fee credits.

If IBASE's security measures are breached or unauthorized access to customer data is otherwise obtained, customers may perceive its applications as not being secure and may reduce the use of or stop using our applications and it may incur significant liabilities.

IBASE's applications involve the storage and transmission of its customers' and their employees' confidential and proprietary information as well as their financial data. As a result, unauthorized access or security breaches could result in the loss of confidential information, litigation, indemnity obligations and other significant liabilities. While IBASE has security measures in place to protect customer information and prevent data loss and other security breaches, if these measures are breached, its business may suffer and it could incur significant liability. Because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until they are launched against a target, IBASE may be unable to anticipate these techniques or to implement adequate preventative measures. Any or all of these issues could negatively affect its ability to attract new customers, cause existing customers to elect to not renew their Contracts, result in reputational damage or subject it to third-party lawsuits, regulatory fines or other actions or liabilities or increase its costs, any of which could adversely affect operating results.

IBASE depends on data centers operated by third parties and any disruption in the operation of these facilities could adversely affect its business.

While IBASE controls and has access to its servers and all of the components of its network that are located in its external data centers, it does not control the operation of these facilities. The owners of IBASE data center facilities have no obligation to renew their agreements with it on commercially reasonable terms, or at all. If IBASE is unable to renew these agreements on commercially reasonable terms, or if one of its data center operators is acquired, it may be required to transfer its servers and other infrastructure to new data center facilities, and it may incur significant costs and possible service interruption in connection with doing so.

Problems faced by IBASE's third-party data center locations, with the telecommunications network providers with whom it or they contract or with the systems by which IBASE's telecommunications providers allocate capacity among their customers, including IBASE, could adversely affect the experience of its customers. IBASE's third-party data centers operators could decide to close their facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy, faced by its third-party data centers operators or any of the service providers with whom it or they contract may have negative effects on its business, the nature and extent of which are difficult to predict. Additionally, if its data centers are unable to keep up with its growing needs for capacity, this could have an adverse effect on IBASE's business. Any changes in third-party service levels at its data centers or any errors, defects, disruptions or other performance problems with its applications could adversely affect its reputation and may damage its customers' stored files or result in lengthy interruptions in its services. Interruptions in its services might reduce its revenues, cause it to issue refunds to customers for prepaid and unused subscription services, subject it to potential liability or adversely affect its renewal rates.

Any interruption in its service may affect the availability, accuracy or timeliness of these programs and could damage its reputation, cause its customers to terminate their use of its application, require it to indemnify its customers against certain losses and prevent it from gaining additional business from current or future customers.

Privacy concerns and laws or other regulations may reduce the effectiveness of IBASE's applications and adversely affect its business.

IBASE's customers can use its applications to collect, use and store personal or identifying information regarding their employees, customers and suppliers. Federal, state and foreign government bodies and agencies have adopted, are considering adopting, or may adopt laws and regulations regarding the collection, use, storage and disclosure of personal information obtained from consumers and individuals. The costs of compliance with, and other burdens imposed by, such laws and regulations that are applicable to the businesses of IBASE's customers may limit the use and adoption of its applications and reduce overall demand, or lead to significant fines, penalties or liabilities for any noncompliance with such privacy laws. Furthermore, privacy concerns may cause its customers' workers to resist providing the personal data necessary to allow its customers to use its applications effectively. Even the perception of privacy concerns, whether or not valid, may inhibit market adoption of its applications in certain industries.

In addition to government regulation, privacy advocates and industry groups may propose new and different self-regulatory standards. Because the interpretation and application of privacy and data protection laws are still uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with IBASE's existing data management practices or the features of its solution. Any failure to comply with government regulations that apply to its applications, including privacy and data protection laws, could subject it to liability. In addition to the possibility of fines, lawsuits and other claims, it could be required to fundamentally change its business activities and practices or modify its solution, which could have an adverse effect on its business, operating results or financial condition. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to IBASE, damage its reputation, inhibit sales and adversely affect its business, operating results or financial condition.

All of these legislative and regulatory initiatives may adversely affect the ability of IBASE's clients to process, handle, store, use and transmit demographic and personal information from their employees, which could reduce demand for its applications.

Changes in laws or regulations related to the Internet or changes in the Internet infrastructure may diminish the demand for IBASE's products and could have a negative impact on its business.

The future success of IBASE's business depends upon the continued use of the Internet as a primary medium for commerce, communication and business applications. Federal, state or foreign government bodies or agencies have in the past adopted, and may in the future adopt, laws or regulations affecting the use of the Internet. Changes in these laws or regulations could require IBASE to modify its applications in order to comply with these changes. In addition, government agencies or private organizations may begin to impose taxes, fees or other charges for accessing the Internet or on commerce conducted via the Internet. These laws or charges could limit the growth of Internet-related commerce or communications generally, resulting in reductions in the demand for Internet-based applications such as IBASE's products.

In addition, the use of the Internet as a business tool could be adversely affected due to delays in the development or adoption of new standards and protocols to handle increased demands of Internet activity, security, reliability, cost, ease of use, accessibility, and quality of service. The performance of the Internet and its acceptance as a business tool has been adversely affected by "viruses," "worms" and similar malicious programs, and the Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure. If the use of the Internet is adversely affected by these issues, demand for IBASE's applications could suffer.

Defects and unanticipated use or inadequate disclosure with respect to IBASE's products (including software) or services could adversely affect its business, reputation and financial statements.

Manufacturing or design defects or "bugs" in, unanticipated use of, safety or quality issues (or the perception of such issues) with respect to, or inadequate disclosure of risks relating to the use of products and services that IBASE makes or sells (including items that it sources from third parties) can lead to personal injury, death, property damage or other liability. These events could lead to recalls or safety alerts, result in the removal of a product or service from the market and result in product liability or similar claims being brought against IBASE. Recalls, removals and product liability and similar claims (regardless of their validity or ultimate outcome) can result in significant costs, as well as negative publicity and damage to its reputation that could reduce demand for its products and services.

Risks Related to Real Estate Industry

The market for on demand software solutions in the real estate industry is new and continues to develop, and if it does not develop further or develops more slowly than IBASE expects, its business will be harmed.

The market for on demand software solutions in the real estate industry delivered via the Internet is growing. It is uncertain whether the on demand delivery model will achieve and sustain high levels of demand and market acceptance, making IBASE's business and future prospects difficult to evaluate and predict. While IBASE's existing customer base has widely accepted this new model, its future success will depend, to a large extent, on the willingness of its potential customers to choose on demand software solutions for business processes that they view as critical. Many of its potential customers have invested substantial effort and financial resources to integrate traditional enterprise software into their businesses and may be reluctant or unwilling to switch to on demand software solutions. Some businesses may be reluctant or unwilling to use on demand software solutions because they have concerns regarding the risks associated with security capabilities, reliability and availability, among other things, of the on demand delivery model. If potential customers do not consider on demand software solutions to be beneficial, then the market for these solutions may not further develop, or it may develop more slowly than IBASE expects, either of which would adversely affect its operating results.

Government regulation of the Real Estate industry, including background screening services and utility billing, the Internet and e-commerce is evolving, and changes in regulations or IBASE's failure to comply with regulations could harm its operating results.

The real estate industry is subject to extensive and complex federal, state and local regulations. IBASE's services and solutions must work within the extensive and evolving regulatory requirements applicable to its customers and third-party service providers, including, but not limited to, those under Singapore's Personal Data Protection Act 26 of 2012 (the "PDPA") and complex and divergent state/provincial and local laws and regulations related to data privacy and security, credit and consumer reporting, deceptive trade practices, discrimination in housing, utility billing and energy and gas consumption. These regulations are complex, change frequently and may become more stringent over time. Although IBASE attempts to structure and adapt its solutions and service offerings to comply with these complex and evolving laws and regulations, it may be found to be in violation. If IBASE is found to be in violation of any applicable laws or regulations, it could be subject to administrative and other enforcement actions as well as class action lawsuits. Additionally, many applicable laws and regulations provide for penalties or assessments on a per occurrence basis.

IBASE delivers its on demand software solutions over the Internet and sells and markets certain of its solutions over the Internet. As Internet commerce continues to evolve, increasing regulation by federal, state or foreign agencies becomes more likely. Taxation of products or services provided over the Internet or other charges imposed by government agencies or by private organizations for accessing the Internet may also be imposed. Any regulation imposing greater fees for Internet use or restricting information exchange over the Internet could result in a decline in the use of the Internet and the viability of on demand software solutions, which could harm IBASE's business and operating results.

Risks Related to Our Securities

Because there is no public trading market for our common stock, you may not be able to resell your shares.

There is currently no public trading market for our common stock. Therefore, there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do wish to resell your shares, you will have to locate a buyer and negotiate your own sale. As a result, you may be unable to sell your shares, or you may be forced to sell them at a loss.

We cannot assure you that there will be a market in the future for our common stock. We intend to apply to have our common stock quoted on the OTC Pink, and subsequently the OTCQB, after we become subject to the reporting requirements under Section 13(a) of the Exchange Act and we have cleared any and all comments that the SEC may have with respect to this Form 10 registration statement, but if for any reason our common stock is not quoted on the OTC Pink or OTCQB or a public trading market does not otherwise develop, purchasers of our securities may have difficulty selling their shares. Even if our common stock is quoted on the OTC Pink or OTCQB, the trading of securities on the OTC Markets is often sporadic and investors may have difficulty buying and selling our shares or obtaining market quotations for them, which may have a negative effect on the market price for our common stock. You may not be able to sell your shares at their purchase price or at any price at all. Accordingly, you may have difficulty reselling any shares you purchase from the selling security holders.

The prior registration of our common stock under section 12(g) of the Exchange Act was revoked pursuant to section 12(j) of that Exchange Act due to our failure to comply with our reporting obligations. If, in the future, we fail to comply with the reporting requirements of the Exchange Act, the SEC could initiate proceedings to once again revoke our registration, and broker-dealers in the United States would thereafter be unable to effect transactions in our Company's common shares.

On January 25, 2013, the SEC initiated proceedings under section 12(j) of the Securities Exchange Act of 1934 for our Company's failure to comply with section 13(a) of the Exchange Act because we had not filed any periodic reports with the Commission since the interim period ended April 30, 2010. As a result, broker-dealers in the United States will continue to be unable to effect transactions in our Company's common shares until this registration statement becomes effective to register our common shares under section 12(g) of the Exchange Act, the requirements of Rule 15c2-11 under the Exchange Act have been satisfied, and a broker-dealer has completed a Form 211 filing with the Financial Industry Regulatory Authority, Inc. (commonly called "FINRA") pursuant to FINRA Rule 6432. This registration statement is expected to become effective by lapse of time on November 1, 2018 (being the 60th day following the date of its original filing with the SEC), and we will then become subject to the reporting requirements of section 13(a) of the Exchange Act. If, in the future, we fail to comply with such reporting requirements, the SEC could initiate proceedings to once again revoke our registration under section 12(j) of the Exchange Act, and broker-dealers in the United States would thereafter be unable to effect transactions in our Company's common shares.

Our common stock is subject to risks arising from restrictions on reliance on Rule 144 by shell companies or former shell companies.

Under Rule 144 under the Securities Act, a person who beneficially owns restricted securities of an issuer may sell them without registration under the Securities Act provided that certain conditions have been met and depending on whether the shareholder is an affiliate or non-affiliate of the issuer. One of these conditions is that such person has held the restricted securities for a prescribed period, which will be 6 months for shares of common stock of an issuer that has been subject to the reporting requirements under Section 13 or 15(d) of the Exchange Act for a period of at least 90 days. However, Rule 144 is unavailable for the resale of securities issued by an issuer that is a shell company (other than a business combination related shell company) or, unless certain conditions are met, that has been at any time previously a shell company. The SEC defines a shell company as a company that has (a) no or nominal operations and (b) either (i) no or nominal assets, (ii) assets consisting solely of cash and cash equivalents; or (iii) assets consisting of any amount of cash and cash equivalents and nominal other assets. Upon the anticipated closing of the Share Exchange Agreement, the Company will cease to be a shell company as such term is defined in Rule 12b-2 under the Exchange Act. While we believe that as a result of the closing of the Share Exchange Agreement, the Company will cease to be a shell company, the SEC and others whose approval may be required in order for shares to be sold under Rule 144 might take a different view. Rule 144 is available for the resale of restricted securities of former shell companies if and for as long as the following conditions are met: (i) the issuer of the securities that was formerly a shell company has ceased to be a shell company, (ii) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, (iii) the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and (iv) at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company known as "Form 10 Information." Shareholders who receive the Company's restricted securities will not be able to sell them pursuant to Rule 144 without registration until the Company has met the conditions above and then for only as long as the Company continues to meet the condition described in subparagraph (iii), above, and is not a shell company. No assurance can be given that the Company will meet these conditions or that, if it has met them, it will continue to do so, or that it will not again be a shell company.

As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Further, it will be more difficult for us to raise funding through the sale of debt or equity securities unless we agree to register such securities under the Securities Act, which could cause us to expend significant time and cash resources.  The lack of liquidity of our securities as a result of the inability to sell under Rule 144 for a longer period of time than a non-former shell company could negatively affect the value of our securities. Our status as a "shell company" could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned other than the Share Exchange Agreement).

Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form registration to register securities issued to employees and consultants under an employee benefit plan until we have not been a shell company for at least 60 calendar days after filing "Form 10 Information" and we have filed all reports and other materials required to be filed pursuant to Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that we were required to file such reports and materials).

We do not intend to pay dividends and there will thus be fewer ways in which you are able to make a gain on your investment.

We do not anticipate paying any cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. To the extent that we require additional funding currently not provided for in our financing plans, our funding sources may prohibit the payment of any dividends. Because we do not intend to declare dividends, any gain on your investment will need to result from an appreciation in the price of our common stock. There will therefore be fewer ways in which you are able to make a gain on your investment.

Our stock is a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations which may limit a stockholder's ability to buy and sell our stock.

Our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000, not including any equity in that person's or person's spouse's primary residence, or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules promulgated by the SEC, the Financial Industry Regulatory Authority (FINRA) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer.  Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information.  Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers.  The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock.

You may face significant restrictions on the resale of your shares due to state "blue sky" laws.

Each state has its own securities laws, often called "blue sky" laws, which: (1) limit sales of securities to a state's residents unless the securities are registered in that state or qualify for an exemption from registration; and (2) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. The applicable broker must also be registered in that state.

We do not know whether our securities will be registered or exempt from registration under the laws of any state. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as market makers for our common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. You should therefore consider the resale market for our common stock to be limited, as you may be unable to resell your shares without the significant expense of state registration or qualification.

Any future sales of our equity securities will dilute the ownership percentage of our existing stockholders and may decrease the market price for our common stock.

Given our lack of revenues and the uncertainty that we will earn significant revenues in the next several years, we will likely have to issue additional equity securities to obtain funds in order to complete the Share Exchange Agreement and to build out the business of IBASE.  Our efforts to fund the completion of the Share Exchange Agreement and the build out of the IBASE business will therefore result in dilution to our existing stockholders. In short, our continued need to sell equity will result in reduced percentage ownership interests for all of our investors, which may decrease the market price for our common stock.

FINANCIAL INFORMATION

Attached to this Form 8-K are the restated and amended audited consolidated financial statements for the fiscal years ended June 30, 2018 and 2017 for IBASE and the restated and amended unaudited condensed consolidated financial statements for the three month periods ended September 30, 2018 and 2017 for IBASE (collectively, the "Consolidated Financial Statements").

Management's Discussion and Analysis of Financial Conditions and Results of Operations

As a result of the Amended Share Exchange Agreement or RTO transaction consummated on December 28, 2018, IBASE became a wholly owned subsidiary.

For accounting purposes, the Amended Share Exchange Agreement is treated as a reverse acquisition with IBASE as the acquirer and TechMedia as the acquired party.  As a result, the Company is deemed to be a continuation of the business of IBASE.  Accordingly, the accompanying consolidated financial statements are those of the accounting acquirer, IBASE.

The following discussion provided by IBASE's management, is based on the restated and amended consolidated results of operations for the years ended June 30, 2018 and 2017, and the three month period ended September 30, 2018 and 2017, and should be read in conjunction with the Consolidated Financial Statements and the notes thereto included elsewhere herein.

Overview

IBASE is in the business of being a solution provider of cloud-enabled real estate and facility management, financial management, security and enterprise turn-key systems/solutions for business-to-government, business-to-business and business-to-consumer.  IBASE's web-based management solution UBERIQTM has been adopted by multiple enterprises internationally.

Results of Operations

Results of Operations for the three month periods ended September 30, 2018 and 2017

The following table sets forth IBASE's results of operations for the three month periods ended September 30, 2018 and 2017:

	Sept. 30, 2018 $	Sept. 30, 2017 $
Revenue	347,173	236,573
Cost of sales	389,509	161,948
Gross profit	(15,336)	74,625
Consulting fees	240,000	90,000
Depreciation	2,721	2,205
Directors' fees	65,945	66,293
Foreign exchange loss	1,600	-
General and administrative	10,289	62,237
Professional fees	30,925	34,103
Rent	15,472	15,554
Salaries and benefits	55,129	85,788
Net loss	(437,417)	(281,555)
Net loss per share, basic and diluted	(1.35)	(0.87)

Revenues:  IBASE had revenues of $374,173 and cost of sales of $389,509 for the three month period ended Sept. 30, 2018 as compared to revenues of $236,573 and cost of sales of $161,948 for the three month period ended Sept. 30, 2017.  The increase in sales of $137,600 was due to new customers. Also there was an increase in cost of sales and hence the corresponding revenue, attributed in part to the purchase of hardware warranty extension of a key customer.

Consulting fees:  Consulting fees were $240,000 and $90,000 for the three month periods ended Sept. 30, 2018 and 2017, respectively.  The increase in consulting fees of $150,000 was due to ongoing expenses for reverse merger consultancy services.

Directors' fees:  Directors' fees were $65,945 and $66,293 for the three month periods ended Sept. 30, 2018 and 2017, respectively.  The decrease in Directors' fees of $348 was due to SGD to USD exchange rate differences. The effective Director's fees for the same three month period over 2017, 2018 remains unchanged.

General and administrative expenses:  General and administrative expenses were $10,298 and $62,237 for the three month periods ended Sept. 30, 2018 and 2017, respectively.  The decrease in general and administrative expenses of $51,939 was due to a reduction in one-off payments for HR, advertising & promotion, insurance, stationery and staff training costs.

Professional fees:  Professional fees were $30,925 and $34,103 for the three month periods ended Sept. 30, 2018 and 2017, respectively. The decrease in professional fees of $3,178 was due to slightly less involvement of the US/Canadian professional firms for the reverse merger process and activities.

Salaries and benefits expenses:  Salaries and benefits expenses were $55,129 and $85,788 for the three month periods ended Sept. 30, 2018 and 2017, respectively.  The decrease in salaries and benefits expenses of $30,659 was a result of the increase in revenue and corresponding increase in the allocation of salaries and benefits to cost of sales, offset by an increase in headcounts to support new business initiatives and plans.

Net loss:  The net loss was $437,417 for the three month period ended Sept. 30, 2018 as compared to a net loss of $281,555 for the three month period ended Sept. 30, 2017.  The increase in net loss from the corresponding net loss of $155,862 resulted primarily from the increase in consulting fees due to ongoing expenses for reverse merger consultancy services.

Results of Operations for the Years ended June 30, 2018 and 2017

The following table sets forth IBASE's results of operations for the fiscal years ended June 30, 2018 and 2017:

	June 30, 2018 $	June 30, 2017 $
Revenue	767,196	978,015
Cost of sales	473,914	100,106
Gross profit	293,282	877,909
Consulting fees	7,733	-
Depreciation	13,117	14,291
Directors' fees	269,205	194,334
General and administrative	56,850	90,165
Professional fees	63,847	23,378
Related party consulting fees	660,000	-
Research and development	130,788	-
Rent	63,160	63,858
Salaries and benefits	390,002	689,991
Share of loss of equity investment	-	860
Income tax expense	1,919	764
Net loss	(1,363,339)	(199,732)
Net loss per share, basic and diluted	(4.12)	(0.61)

Revenues:  IBASE had revenues of $767,196 and cost of sales of $473,914 for the year ended June 30, 2018 as compared to revenues of $978,015 and cost of sales of $100,106 for the year ended June 30, 2017.  The decrease in sales of $210,819 was due to a delay in completing certain key project milestones and the increase in cost of sales was due to the outsourcing of non-core software development to third party vendors and additional staffing requirements needed for support of current projects not considered when the job was accepted.

Consulting fees:  Consulting fees were $667,733 and $Nil for the fiscal years ended June 30, 2018 and 2017, respectively.  The increase in consulting fees was due to the commencement of reverse merger consultancy services from July 1, 2017.

Directors' fees:  Directors' fees were $269,205 and $194,334 for the fiscal years ended June 30, 2018 and 2017, respectively.  The increase in Directors' fees of $74,871 was due to the inclusion of Hui Boon Tay as Director from July 1, 2017.

General and administrative expenses:  General and administrative expenses were $56,850 and $90,165 for the fiscal years ended June 30, 2018 and 2017, respectively.  The decrease in general and administrative expenses of $33,315 was due to a reduction in IT infrastructure expenses by adopting cloud technology.

Professional fees:  Professional fees were $63,847 and $23,378 for the fiscal years ended June 30, 2018 and 2017, respectively.  The increase in professional fees of $40,469 was due to the engagement of US/Canadian professional firm for the reverse merger process and activities.

Research and development expenses:  Research and development expenses were $130,788 and $Nil for the fiscal years ended June 30, 2018 and 2017, respectively.  The increase in research and development expenses was due to the establishment of a R&D department.

Salaries and benefits expenses:  Salaries and benefits expenses were $390,002 and $689,991 for the fiscal years ended June 30, 2018 and 2017, respectively.  The decrease in salaries and benefits expenses of $299,989 was mainly due to the allocation to research and development expenses ($130,788) and to cost of sales in fiscal 2018.

Net Loss:  The net loss was $1,363,339 and $199,732 for the fiscal years ended June 30, 2018 and 2017, respectively.  The increase in net loss of $1,163,607 resulted primarily from the decrease in revenues, the increase in cost of sales, consulting fees, directors' fees, professional fees, research and development expenses, offset by the decrease in general and administrative expenses and salaries and benefits expenses.

Liquidity and Capital Resources

IBASE's financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

The following table sets out IBASE's cash and working capital as of Sept. 30, 2018, June 30, 2018 and June 30, 2017:

	As of Sept. 30, 2018 (unaudited) (restated)	As of June 30, 2018 (audited) (restated)	As of June 30, 2017 (audited)
Cash reserves	$106,557	$128,868	$585,840
Working capital (deficit)	($187,260)	$133,425	$532,983

As at Sept. 30, 2018, IBASE's current assets were $555,331 and its current liabilities were $742,591 resulting in a working capital deficit of $187,260.  IBASE's current assets as at Sept. 30, 2018 consisted of cash of $106,557, accounts receivable of $240,647, contract assets of $120,348, and prepaid expenses and deposits of $87,779.  IBASE's current liabilities as at Sept. 30, 2018 consisted of accounts payable and accrued liabilities of $367,876 deferred revenue of $144,548, and due to related parties of $230,167.

As at June 30, 2018, IBASE's current assets were $899,007 and its current liabilities were $765,582 resulting in working capital of $133,425.  IBASE's current assets as at June 30, 2018 consisted of cash of $128,868, accounts receivable of $121,742, deferred contract costs of $448,653, and prepaid expenses and deposits of $199,744.  IBASE's current liabilities as at June 30, 2018 consisted of accounts payable and accrued liabilities of $108,726, deferred revenue of $421,178, and due to related parties of $235,678.

As at June 30, 2017, IBASE's current assets were $874,593 and its current liabilities were $341,610 resulting in working capital of $532,983.  IBASE's current assets as at June 30, 2017 consisted of cash of $585,840, accounts receivable of $154,948, deferred contract costs of $71,049 and prepaid expenses and deposits of $62,756.  IBASE's current liabilities as at June 30, 2017 consisted of accounts payable and accrued liabilities of $52,411 and deferred revenue of $289,199.

During the fiscal year ended June 30, 2018, IBASE received an aggregate of $925,704 (2017: $480,818) pursuant to the issuance of convertible notes.  These convertible notes automatically converted into shares of TechMedia at a price of $0.90 per share upon the closing of the Amended Share Exchange Agreement.  The convertible notes were non-interest bearing.

IBASE's stockholders' equity (deficit) as at Sept. 30, 2018, June 30, 2018 and 2017 was ($1,516,048), ($1,258,069) and $79,577, respectively.

Our plan of operations over the next twelve months is to focus on the following:

Task	Start	Finish	Duration

Research & Development ($300,000)

  Establish a R&D team to develop innovative products and run pilot projects for the industry (e.g. Big Data Analytics, Artificial Intelligence, Machine Learning, IoT Integrations, Service Platforms, etc.)
	Nov. 1, 2018	Oct. 30, 2019	52 weeks
Branding Exercise ($200,000) Evaluate & Appoint Branding Consultant Execution of Branding Strategies	Nov. 1, 2018 Nov. 29, 2018	Nov. 28, 2018 May 15, 2019	4 weeks 24 weeks

Sales & Marketing ($125,000)

  Recruitment of Chief Marketing Officer
  Chief Marketing Officer to establish business collaborations and strategic partnerships (e.g. Channel Partnerships & resellers for local and overseas markets)
	Nov. 1, 2018 Dec. 27, 2018	Dec. 26, 2018 Oct. 30, 2019	8 weeks 44 weeks
Technology Team ($300,000) Review compensation schemes for existing technical team Additional (replacements) headcounts to enhance technology capabilities	Nov. 1, 2018 Dec. 13, 2018	Dec. 12, 2018 Feb. 5, 2020	6 weeks 60 weeks

HR Management ($80,000)

  Engage a HR Consultant to review existing Human Resource Management Processes and Practices
  Execute strategies to improve HR Process and Policies and evaluate and appoint outsourcing companies
  Outsourcing of Human Resource Management Processes
	Nov. 1, 2018 Jan. 24, 2019 July 11, 2019	Jan. 23, 2019 July 10, 2019 Dec. 25, 2019	12 weeks 24 weeks 24 weeks

Investor Relations & Strategic Financial Advisors
($120,000)

  Engagement of Investor Relations Consultants to support financing activities
  Engagement of Strategic Financial Advisors to support operation strategies
	Nov. 1, 2018 Nov. 1, 2018	Oct. 30, 2019 Oct. 30, 2019	52 weeks 52 weeks

Therefore, based on the above, we anticipate that we will require a total of approximately $1,125,000 for our plan of operations over the next twelve months.  As at September 30, 2018, we had cash of $106,557 and a working capital deficit of $187,260.

Accordingly, we will be required to obtain additional financing in order to pursue our plan of operations for and beyond the next twelve months.  We are currently examining ways to finance the anticipated expenditures and operations through equity and/or debt financings, but we currently do not have any firm commitments for financing at this time.  We cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the build out of the IBASE business going forward.  In the absence of such financing, we will not be able to continue our planned expenditures to grow the IBASE business and we may need to curtail the anticipated plan of operations and our business plan may fail.

Statement of Cashflows

During the three month period ended Sept. 30, 2018, our net cash decreased by $22,311 (2017: $179,251), which included net cash provided by (used in) operating activities of $43,521 (2017: ($547,959)), net cash used in investing activities of $65,445 (2017: $1,917) and net cash provided by financing activities of $Nil (2017: $340,018).

During the fiscal year ended June 30, 2018, our net cash decreased by $456,972 (2017: increased by $215,989), which included net cash used in operating activities of $1,610,641 (2017: $232,480), net cash provided by (used in) investing activities of $2,104 (2017: ($21,693)), and net cash provided by financing activities of $1,161,382 (2017: $480,818).

Cash Flow used in Operating Activities

Operating activities in the three month period ended Sept. 30, 2018 provided cash of $43,521 compared to cash used of $547,959 in the three months ended Sept. 30, 2017.  Cash used in operating activities decreased in 2018 as a result of a decrease in deferred contract costs and prepaid expenses, accounts payable and accrued liabilities, and deferred revenue/contract liability offset by the increase in net loss and accounts receivable.

Operating activities in the year ended June 30, 2018 used cash of $1,610,641 compared to $232,480 in the year ended June 30, 2017.  Cash used by operating activities increased in 2018 as a result of a significant increase in the net loss and an increase in deferred contract costs offset by increases in accounts payable and accrued liabilities and deferred revenue.

Cash Flow used in Investing Activities

During the three month period ended Sept. 30, 2018, investing activities used cash of $65,445 as compared to $1,917 during the three month period ended Sept. 30, 2017.

For the year ended June 30, 2018, investing activities provided cash of $2,104 as compared to investing activities using cash of $21,693 during the year ended June 30, 2017.

Cash Flow provided by Financing Activities

During the three month period ended Sept. 30, 2018, financing activities provided cash of $Nil as compared to $340,018 for the three month period ended Sept. 30, 2017.

For the year ended June 30, 2018, financing activities provided cash of $1,161,382 as compared to $480,818 for the year ended June 30, 2017. For the year ended June 30, 2018, the Company received proceeds of $925,705 and $235,678 from the issuance of convertible notes and related parties compared to $480,818 and $Nil for the year ended June 30, 2017, respectively.

Off-balance sheet arrangements

There are no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

Subsequent events

Subsequent to September 30, 2018, IBASE issued convertible notes totaling $232,748. These notes automatically converted into shares of TechMedia at a price of $0.90 per share upon the closing of the share exchange agreement between IBASE and TechMedia. These notes were non-interest bearing and were to mature three years from the date of their respective date of advance unless automatically converted sooner.

On December 28, 2018, the share exchange agreement between IBASE and TechMedia was closed and IBASE became a wholly-owned subsidiary of TechMedia. Upon closing of the share exchange agreement, TechMedia issued 1,821,410 shares of common stock to convert notes payable totaling $1,639,270 at $0.90 per share.

Outstanding share data

At December 31, 2018, we have 30,490,095 issued and outstanding common shares, Nil outstanding stock options and Nil outstanding warrants.

Critical Accounting Policies

Our consolidated financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis.  The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements.  In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances.  Actual results could differ from those estimates made by management.

We believe the following critical accounting policies require us to make significant judgments and estimates in the preparation of our financial statements:

(a) Principles of Consolidation and Basis of Presentation

The IBASE consolidated financial statements include the accounts of IBASE and its wholly-owned subsidiary, IBASE Technology International Pte. Ltd. ("IBASE International"), which was acquired on July 1, 2017.

The accompanying IBASE consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles ("U.S. GAAP") for interim financial information for the three month period ended Sept. 30, 2018 and 2017. Accordingly, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements such as the restated and amended audited consolidated financial statements for the fiscal year ended June 30, 2018. However, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for the interim periods are not necessarily indicative of the operating results to be attained in the entire fiscal year.

(b) Use of Estimates

The preparation of the IBASE consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to allowance for doubtful accounts, the estimated useful lives and recoverability of property and equipment, and deferred income tax asset valuation allowances. IBASE bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by IBASE may differ materially and adversely from IBASE's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c) Financial Instruments and Fair Value Measures

ASC 820, "Fair Value Measurements and Disclosures" requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument's categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

IBASE's consolidated financial instruments consist principally of cash, accounts receivable, and accounts payable and accrued liabilities, and amounts due to shareholders. Pursuant to ASC 820, the fair values of cash are determined based on "Level 1" inputs. The recorded values of all other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

Recent Accounting Pronouncements

Adoption of New Accounting Guidance on Revenue Recognition

On July 1, 2018, the Company adopted Accounting Standard Codification 606, Revenue from Contracts with Customers ("ASC 606") using the modified retrospective approach applied to any contracts that were not completed as of July 1, 2018. Results for reporting periods beginning after July 1, 2018 are presented under the new guidance, while prior periods continue to be reported in accordance with previous accounting guidance. The Company determined that a cumulative effect adjustment of $179,527 ($0.55 per weighted average share, basic and diluted) to decrease the deficit at July 1, 2018, was necessary upon adoption as there were significant revenue recognition differences identified between the new and previous accounting guidance. Under the new standard, the Company recognizes revenue over time for customized software projects, rather than at a point in time. The adoption of ASC 606 would also have affected the following balances:

	As at July 1, 2018
	As Previously Stated $	New Revenue Standard Adjustment $	As Stated Under ASC 606 $
Deferred contract costs	448,653	(448,653)	-
Contract assets	-	238,247	238,247
Deferred revenue and contract liabilities	421,178	(391,566)	29,612

In February 2016, the FASB issued ASU 2016-02, Leases ("Topic 842"). The new standard requires lessees to recognize most leases on their balance sheets as lease liabilities with corresponding right-of-use assets and eliminates certain real estate specific provisions. ASU 2016-02 will be effective for fiscal years beginning after December 15, 2018.

PROPERTIES

IBASE operates on leased premises at No. 19, Kallang Ave, #04-151, Singapore  339410 as follows:

Rental Space: Approximately 4,000 square feet

Rental Amount: Approximately SGD8,000.00 (approximately US$5,882.40)

Lease Expiry: March 2022

Rental increase: Up to 2% Year-on-Year

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of December 28, 2018 with respect to the beneficial ownership of common stock by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock after the closing of the Amended Share Exchange Agreement (ii) our current directors, (iii) each person who will become a director and/or executive officer at the closing of the Amended Share Exchange Agreement and (iv) all current officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws, where applicable, to our knowledge the persons named in the table below have sole voting and investment power with respect to all shares of common stock that are shown as beneficially owned by them. In computing the number of shares of common stock owned by a person and the percentage ownership of that person, any such shares subject to options and warrants held by that person that are exercisable as of December 28, 2018 or that will become exercisable within 60 days thereafter are deemed outstanding for purposes of that person's percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person. The percent of class is based on 30,490,095 shares of common stock which are issued and outstanding as a result of the closing of the Amended Share Exchange Agreement.

Title of class	Name and address of beneficial owner(1)	Amount and nature of beneficial owner(2)	Percentage of class(3)
Persons owning more than 5% of voting securities
Common Stock	Fook Kong Wan 1 Toh Tuck Terrace Singapore 596638	1,955,377	6.4%

Common Stock	Albert Hin Kay Hong 21 Mount Elizabeth, #02-00, York Hotel, Singapore 228516	1,899,821	6.2%
Common Stock	Meng Teng Chang 34 Margoliouth Road Singapore 258560	1,899,821	6.2%
Common Stock	Hui Boon Tay 815 Jellicoe Road, #12-14, Lavender Gardens, Singapore 200815	3,704,651	12.2%
Officers and Directors
Common Stock	William Goh	1,750,000	5.7%
Common Stock	Ernest Kok-Yong Ong	4,654,562	15.3%
Common Stock	Willie Lian	4,684,593	15.4%
Common Stock	All executive officers and directors as a group (one person)	11,089,155	36.4%

Notes:

(*) Less than 1%.

(1) The address of our officers and directors is our Company's address, which is 6, Shenton Way #21-08 OUE Downtown, Singapore 068809.

(2) Under Rule 13d-3 of the Exchange Act a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares: (i) voting power, which includes the power to vote or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

(3) Based on 30,490,095 shares of our common stock issued and outstanding as a result of the closing of the Amended Share Exchange Agreement.

Change in Control

In accordance with the terms of the Amended Share Exchange Agreement, there will be a change in the majority of our directors upon completion of the Amended Share Exchange Agreement.  Following the closing, our board of directors will be comprised of Ernest Kok-Yong Ong, Willie Lian and William Goh.  In addition, pursuant to the terms of the Amended Share Exchange Agreement, on December 28, 2018, we delivered 18,998,211 shares of our common stock to the shareholders of IBASE as consideration for the acquisition of all of the issued and outstanding shares of IBASE, not including any shares issued upon the conversion of the convertible notes in IBASE.  As of the date hereof, the new board of directors and management of the Company own in aggregate 36.4% of the issued and outstanding shares of our common stock.

DIRECTORS AND EXECUTIVE OFFICERS

The following individuals serve as the directors and executive officers of our company. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Ernest Kok-Yong Ong	President, Chief Executive Officer and Director	44	December 28, 2018
Willie Lian	Chief Financial Officer, Treasurer, Secretary and Director	43	December 28, 2018
William Goh	Director	45	August 14, 2009

Business Experience of Directors and Executive Officers

The following is a brief account of the education and business experience of each of the directors and executive officers that were appointed upon the closing of the Amended Share Exchange Agreement during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Ernest Kok-Yong Ong.  Mr. Ernest Ong is a founding member of IBASE. His passion and vision in establishing long term strategic goals have been instrumental in achieving IBASE's unique business proposition in provision of industry specific solutions for building management operations. Prior to establishing IBASE, Mr. Ong was a R&D Process Engineer with Hewlett Packard Fibre-Optics Products Division in Singapore responsible for the production engineering, the management of contract manufacturers in Singapore/Malaysia; followed by Project Leader for GBIC Product Line. Mr. Ong earned his 1st Class Honours Electrical & Electronics Engineering degree from the University of Manchester, UK and a Graduate Diploma in Business Administration. Ernest's adventurous and enterprising characters led him to start IBASE and was a Spirit of Enterprise (SOE) Award 2008 nominee.

Willie Lian.  Mr. Willie Lian is a founding member of IBASE that oversees wide-range of project management responsibilities; but remains flexible to undertake any cross-functional roles whenever required by IBASE.  Over the last decade, Mr. Lian has been instrumental in the successfully roll-out of key projects for MNC and Government Agency clients. Prior to joining IBASE, Mr. Lian was a Research & Development Engineer with the Centre for Wireless Communications (currently known as A*STAR) handling designing and development of Radio Frequency (RF) modules for prototype purposes. Mr. Lian is an Electrical & Electronics Engineering Honors graduate from the University of Manchester (Previously known as UMIST).

William Goh. Mr. Goh has been our Treasurer and a director of our Company since August 14, 2009 and has been our President, Chief Executive Officer, Chief Financial Officer and Secretary since February 25, 2015.  Mr. William Goh has been in the financial and banking industry since 1995.  Mr. Goh's early career was spent at two established banking institutions - Chase Manhattan Bank and DBS Bank.  Mr. Goh's tenure with Chase Manhattan Bank from May 1996 to May 2000 was spent in the areas of credit analysis, project finance and specialized areas of industry analysis.  As a corporate banker with DBS Bank from May 2000 to May 2005, he was instrumental in deal origination, securing key relationships in the bank and landmark negotiations in various deals.  As a former corporate banker, Mr. Goh's areas of specialization are credit analysis, investment and corporate banking.  Since around 2006, Mr. Goh began working with Asian family offices on deal origination and the structuring of mergers and acquisitions.  He has also been instrumental in spearheading and arranging investments into large corporations in Asia.  Mr. Goh graduated from the National University of Singapore (NUS), in 1995 with a Bachelor of Business Degree (Merit).  Mr. Goh is not an officer or director of any reporting issuer.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

EXECUTIVE COMPENSATION

Director Compensation

We have no standard arrangement to compensate directors for their services in their capacity as directors.  Directors are not paid for meetings attended.  However, we intend to review and consider future proposals regarding Board compensation.  All travel and lodging expenses associated with corporate matters are reimbursed by us, if and when incurred.

Executive Compensation - Former Executive Officers

No director or executive officer of the Company received any cash compensation, bonuses, stock appreciation rights, long term compensation, stock awards or long-term incentive rights from the Company during the past three fiscal years.

Executive Compensation - current Executive Officers

We do not pay any compensation to our current executive officers at this time.  However, we reserve the right to compensate our executive officers in the future with cash, stock, options, or some combination of the foregoing.

Employment Agreements

None of our executive officers currently have employment agreements with us and the manner and amount of compensation for the above-referenced new officers and directors has not yet been determined.

Potential Payments upon Termination or Change-in-Control

We currently have no employment agreements with any of our executive officers, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer's responsibilities following a change-in-control.  As a result, we have omitted this table.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of Forms 3, 4 and 5 delivered to us as filed with the SEC, our executive officers and directors, and persons who own more than 10% of our common stock timely filed all required reports pursuant to Section 16(a) of the Exchange Act for the year ended July 31, 2018.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of the directors or executive officers of our company or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Party Transactions

Except as described herein, none of the following parties (each a "Related Party") has, in our fiscal years ended July 31, 2018 and July 31, 2017, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect:

• any of our directors or officers;

• any person proposed as a nominee for election as a director;

• any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock; or

• any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the above persons.

As at July 31, 2018, a total of $191,605 (2017 - $177,953) is owed to William Goh, a director and executive officer of the Company, which is non-interest bearing, unsecured and due on demand.

Our Board of Directors reviews any proposed transactions involving Related Parties and considerers whether such transactions are fair and reasonable and in the Company's best interests.

IBASE Related Party Transactions

As of June 30, 2018, IBASE owed a total of $235,569 (S$321,000) (2017 - $Nil) to directors of IBASE.  These amounts are unsecured, non-interest bearing, and due on demand.

During the year ended June 30, 2018, IBASE incurred directors' fees of $269,205 (2017 - $194,334) to directors of IBASE.

Director Independence

Under the definition of "Independent Director" as set forth in the NYSE American Company Guide Section 8.03A, we currently do not have any independent directors under the definition in the NYSE American Company Guide.

LEGAL PROCEEDINGS

Management is not aware of any legal proceedings contemplated by any governmental authority or any other party involving us or our properties. As of the date of this Form 8-K, no director, officer or affiliate is a party adverse to us in any legal proceeding, or has an adverse interest to us in any legal proceedings.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS

Price Range of Common Shares

Our common stock is not listed on any United States national securities exchange or posted for trading on any stock exchange or inter-dealer quotation system.

Transfer Agent for Common Shares

The Registrar and Transfer Agent for our Common Shares is Quicksilver Stock Transfer located at 1980 Festival Plaza Dr., #530, Las Vegas, Nevada  89135, USA.

Options

We do not have any stock options outstanding.

Warrants

We do not have any common stock purchase warrants outstanding.

Holders of Common Shares

As of December 28, 2018 we had 225 shareholders of record, which does not include shareholders whose shares are held in street or nominee names, if any.

Dividends

We have not paid any cash dividends on our shares of common stock since our inception and do not anticipate paying any cash dividends in the foreseeable future. We plan to retain our earnings, if any, to provide funds for the expansion of our business.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans at this time as the prior stock option and incentive plan that was adopted on August 31, 2009 was terminated by our board of directors at a time when there were no outstanding awards or grants under such plan.

RECENT SALES OF UNREGISTERED SECURITIES

On December 15, 2017, we issued 5,000 shares of our common stock to one individual pursuant to a private placement at a price of $5.00 per share for gross proceeds of $25,000.  We relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On March 7, 2017, IBASE issued $21,141.65 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On March 21, 2017, IBASE issued $55,756.95 in convertible notes to three individuals pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On March 23, 2017, IBASE issued $7,101.90 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On April 21, 2017, IBASE issued $27,027.90 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On May 7, 2017, IBASE issued $300,000.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On May 19, 2017, IBASE issued $40,262.72 in convertible notes to two individuals pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On May 31, 2017, IBASE issued $20,000.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On July 14, 2017, IBASE issued $20,248.77 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On July 21, 2017, IBASE issued $13,500.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On August 7, 2017, IBASE issued $50,000.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On September 4, 2017, IBASE issued $36,614.70 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On September 11, 2017, IBASE issued $200,000.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On September 22, 2017, IBASE issued $20,000.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On October 10, 2017, IBASE issued $200,000.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On December 31, 2017, IBASE issued $20,000.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On May 5, 2018, IBASE issued $300,000.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On July 1, 2018, IBASE issued $74,074.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On October 1, 2018, IBASE issued $25,000.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On October 3, 2018, IBASE issued $50,000.00 in convertible notes to two individuals pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On October 4, 2018, IBASE issued $30,000.00 in convertible notes to one individual pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On October 31, 2018, IBASE issued $75,000.00 in convertible notes to two individuals pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individuals through offshore transactions which were negotiated and consummated outside of the United States.

On November 3, 2018, IBASE issued $33,541.00 in convertible notes to two individuals pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

On December 5, 2018, IBASE issued $20,000.00 in convertible notes to two individuals pursuant to a private placement, which notes mature three years from the date of issuance and subject to an automatic earlier conversion pursuant to the Share Exchange Agreement whereby the notes will be converted into shares of common stock of the Company at a conversion price of $0.90 per share upon completion of the Share Exchange Agreement.  IBASE relied on exemptions from registration under Regulation S promulgated under the Securities Act for the issuance as the securities were issued to the individual through an offshore transaction which was negotiated and consummated outside of the United States.

DESCRIPTION OF REGISTRANT'S SECURITIES

Our authorized capital stock consists of 220,000,000 shares of common stock with a par value of $0.001 per share.

As at December 31, 2018, we had 30,490,095 shares of common stock issued and outstanding.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of Directors can elect all of the Directors. Holders of our common stock representing ten percent (10%) of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders.

Holders of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to our common stock.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138, or

(b)

acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

In addition, Section 78.7502 permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)	is not liable pursuant to Nevada Revised Statute 78.138; or

(b)	acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, the corporation is required to indemnify him against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

Section 78.751(1) of the Nevada Revised Statutes provides that any indemnification under Section 78.7502, unless ordered by a court or advanced pursuant to Section 78.751(2), must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;

(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding;

(c)	If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel, in a written opinion; or

(d)	If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Section 78.7502(2) of the Nevada Revised Statutes provides that the certificate of articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than director or officers may be entitled under any contract or otherwise by law.

Section 78.751(3) provides that the indemnification pursuant to Section 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses made pursuant to Section 78.751(2), may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omission involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b) Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

Section 78.752 of the Nevada Revised Statutes allows a corporation to purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

Other financial arrangements made by the corporation pursuant to Section 78.752 may include the following:

(a)	the creation of a trust fund;

(b)	the establishment of a program of self-insurance;

(c)	the securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation; and

(d)	the establishment of a letter of credit, guaranty or surety

No financial arrangement made pursuant to Section 78.752 may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to an undertaking to repay the amount if it is determined by a court that the indemnified party is not entitled to be indemnified by the corporation, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	by the stockholders;

(b)	by the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion, or

(d)	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

Charter Provisions and Other Arrangement of the Registrant

Pursuant to the provisions of the Nevada Revised Statutes, we have adopted the following indemnification provisions in Article VII of our Bylaws for our directors and officers:

"Section 1 - Indemnification of Officers and Directors, Employees and Other Persons.  Every person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is a legal representative is or was a Director or Officer of the Corporation or is or was serving at the request of the Corporation or for its benefit as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the general Corporation law of the State of Nevada from time to time against all expenses, liability and loss (including attorney's fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith.  The expenses of Officers and Directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the Director or Officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.  Such right of indemnification shall not be exclusive of any other right which such Directors, Officers or representatives may have or hereafter acquire and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of Stockholders, provision of law or otherwise, as well as their rights under this Article.

Section 2 - Insurance.  The Board of Directors may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a Director of Officer of the Corporation, or is or was serving at the request of the Corporation as a Director or Officer of another Corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person.

Section 3 - Further Bylaws.  The Board of Directors may from time to time adopt further Bylaws with respect to indemnification and may amend these and such Bylaws to provide at all times the fullest indemnification permitted by the General Corporation Law of the State of Nevada."

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth above under "Item 2.01 Completion of Acquisition or Disposition of Assets" is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant

The information set forth above under "Item 2.01 Completion of Acquisition or Disposition of Assets" is incorporated by reference herein.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 28, 2018, in connection with the closing of the Amended Share Exchange Agreement, Mr. William Goh resigned as our President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer.  At the same time, Mr. Ernest Kok-Yong Ong was appointed as our President and Chief Executive Officer and Mr. William Lian was appointed as our Chief Financial Officer, Treasurer and Secretary.

In connection with the closing of the Amended Share Exchange Agreement, we agreed to appoint each of Ernest Kok-Yong Ong and Willie Lian to our board of directors.  An information statement in accordance with the requirements of Schedule 14(f) of the Securities Exchange Act of 1934, amended, and Rule 14f-1 promulgated thereunder, was filed with the Securities and Exchange Commission and mailed to each of our registered shareholders on December 17, 2018.  Upon the closing of the Amended Share Exchange Agreement and the effectiveness of the appointments of Ernest Kok-Yong Ong and Willie Lian to the board of directors, we will have three directors as William Goh will continue to be a director of our Company.

Descriptions of Messrs. Ernest Kok-Yong Ong, Willie Lian and William Goh business experience over the previous five years can be found under Item 2.01 above in the section titled "Directors and Executive Officers".

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

We have determined to treat the acquisition of IBASE as a reverse acquisition for accounting purposes and, as such, we have experienced a deemed year end change and will go forward using IBASE's year end of June 30.  As a result, our next Form 10-Q filing for the three and six months ended December 31, 2018 and subsequent filings will be based on a June 30 fiscal year end.

Item 5.06 Change in Shell Company Status

Following the consummation of the Amended Share Exchange Agreement in Item 2.01 of this Current Report on Form 8-K, which is incorporated by reference herein, we believe that we are not a shell company as that term is defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act.  From and after the closing of the Amended Share Exchange Agreement, our primary operations consist of the business and operations of IBASE.

Item 8.01 Other Events

On January 3, 2019, we issued a news release with respect to the closing of the Amended Share Exchange Agreement.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Restated and Amended Unaudited Condensed Consolidated Financial Statements of IBASE Technology Private Limited for the Three Months Ended September 30, 2018 and 2017

Restated and Amended Condensed Consolidated Balance Sheets as at September 30, 2018 and June 30, 2018

Restated and Amended Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) for the three month periods ended September 30, 2018 and 2017

Restated and Amended Condensed Consolidated Statements of Cash Flows for the three month periods ended September 30, 2018 and 2017

Notes to the Restated and Amended Condensed Consolidated Financial Statements

Pro Forma Financial Statements

Introduction to Restated and Amended Pro Forma Financial Statements

Restated and Amended Pro Forma Balance Sheet as at September 30, 2018

Restated and Amended Pro Forma Statement of Operations for the three months ended September 30, 2018

Restated and Amended Pro Forma Statement of Operations for the fiscal year ended June 30, 2018

Notes to the Restated and Amended Pro Forma Financial Statements

The restated and amended audited consolidated financial statements of IBASE Technology Private Limited for the fiscal years ended June 30, 2018 and 2017 have previously been filed under Item 15 of our Registration Statement on Form 10 (Amendment No. 2) filed with the SEC on April 14, 2022.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

The restated and amended audited consolidated financial statements of IBASE Technology Private Limited for the fiscal years ended June 30, 2018 and 2017 have previously been filed under Item 15 of our Registration Statement on Form 10 (Amendment No. 2) filed with the SEC on April 14, 2022.

(d) Exhibits

Exhibit	Description
10.1	Share Exchange Agreement among TechMedia Advertising, Inc., IBASE Technology Private Limited and all the shareholders of IBASE Technology Private Limited, dated December 16, 2016 (1)
10.2	Share Exchange Extension Agreement among TechMedia Advertising, Inc., IBASE Technology Private Limited and all the shareholders of IBASE Technology Private Limited, dated March 31, 2017 (1)
10.3	Amended Share Exchange Agreement among TechMedia Advertising, Inc., IBASE Technology Private Limited and all the shareholders of IBASE Technology Private Limited, dated March 31, 2018 (1)
99.1	News Release dated January 3, 2019 (2)

Notes:

(1) Previously filed on Form 10 with the SEC via EDGAR on September 11, 2018, and incorporated herein by reference.

(2) Previously filed on Form 8-K with the SEC via EDGAR on January 4, 2019.

IBASE Technology Private Limited

Condensed Consolidated Financial Statements

Three Months Ended September 30, 2018

(Restated)

(Expressed in U.S. Dollars)

(unaudited)

IBASE Technology Private Limited
Condensed Consolidated Balance Sheets
(Expressed in U.S. Dollars)

	Notes	September 30, 2018 $	June 30, 2018 $
		(Restated - Note 8)
		(unaudited)

ASSETS

Current Assets

Cash		106,557	128,868
Accounts receivable, net of allowance for doubtful accounts of $22,417 and $18,872, respectively		240,647	121,742
Contract assets		120,348	-
Deferred contract costs		-	448,653
Prepaid expenses and deposits	9	87,779	199,744

Total Current Assets		555,331	899,007

Property and equipment, net	4	14,428	15,028
Software development		63,306	-

Total Assets		633,065	914,035

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	9	367,876	108,726
Deferred revenue/contract liability		144,548	421,178
Due to related parties	5	230,167	235,678

Total Current Liabilities		742,591	765,582

Notes payable	6	1,406,522	1,406,522

Total Liabilities		2,149,113	2,172,104

Going Concern (Note 2)
Commitment (Note 9)
Subsequent Events (Note 10)

STOCKHOLDERS' DEFICIT

Common stock, 1,000,000 shares authorized, par value of SGD 1.00, 325,000 shares issued and outstanding		189,692	189,692
Accumulated other comprehensive income		42,111	39,810
Deficit		(1,747,851)	(1,487,571)

Total Stockholders' Deficit		(1,516,048)	(1,258,069)

Total Liabilities and Stockholders' Deficit		633,065	914,035

(The accompanying notes are an integral part of these condensed consolidated financial statements)

IBASE Technology Private Limited
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
(Expressed in U.S. Dollars)
(unaudited)

	Notes	Three months ended September 30, 2018 $	Three months ended September 30, 2017 $
		(Restated - Note 8)	(Restated - Note 8)

Revenue	7	374,173	236,573
Cost of sales		389,509	161,948

Gross Profit (Loss)		(15,336)	74,625

Expenses

Consulting fees	9	240,000	90,000
Depreciation		2,721	2,205
Directors' fees	5	65,945	66,293
Foreign exchange loss		1,600	-
General and administrative		10,289	62,237
Professional fees		30,925	34,103
Rent		15,472	15,554
Salaries and benefits		55,129	85,788

Total Expenses		422,081	356,180

Net Loss		(437,417)	(281,555)

Comprehensive income (loss)

Foreign currency translation gain (loss)		2,301	30,342

Comprehensive Loss		(435,116)	(251,213)

Loss Per Share, Basic and Diluted		(1.35)	(0.87)

Weighted Average Number of Shares Outstanding, Basic and Diluted		325,000	325,000

(The accompanying notes are an integral part of these condensed consolidated financial statements)

IBASE Technology Private Limited
Condensed Consolidated Statements of Cash Flows
(Expressed in U.S. Dollars)
(unaudited)

	Three months ended September 30, 2018 $	Three months ended September 30, 2017 $
	(Restated - Note 8)	(Restated - Note 8)

Operating Activities

Net loss	(437,417)	(281,555)

Adjustment to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	2,721	2,205

Changes in operating assets and liabilities:
Accounts receivable	(119,872)	(43,159)
Contract assets	114,961	-
Deferred contract costs	-	(39,299)
Prepaid expenses and deposits	82,630	(250,484)
Accounts payable and accrued liabilities	260,168	23,630
Deferred revenue/contract liability	141,215	40,703
Due to related parties	(885)	-

Net Cash Provided by (Used In) Operating Activities	43,521	(547,959)

Investing Activities

Purchase of property and equipment	(2,173)	(1,917)
Software development	(63,272)	-

Net Cash Used In Investing Activities	(65,445)	(1,917)

Financing Activities

Proceeds from notes payable	-	340,363
Repayment of related party debt	-	(345)

Net Cash Provided by Financing Activities	-	340,018

Effects of Foreign Exchange Rate Changes on Cash	(387)	30,607

Net Decrease in Cash	(22,311)	(179,251)

Cash, Beginning of Period	128,868	585,840

Cash, End of Period	106,557	406,589

Supplemental Disclosures:

Interest paid	-	-
Income taxes paid	-	-

(The accompanying notes are an integral part of these condensed consolidated financial statements)

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

1. Organization and Nature of Operations

IBASE Technology Private Limited (the "Company") is a private company limited by shares, incorporated and domiciled in the Republic of Singapore. The registered office of the Company is at 6 Shenton Way, #21-08 OUE Downtown Singapore 068809. The Company's principal place of business is at 19 Kallang Avenue #04-151, Singapore 339410. The Company is in the business of being a solution provider of cloud-enabled real estate and facility management, financial management, security and enterprise turn-key systems/solutions for government-to-government, business-to-business and business-to-consumer.

2. Going Concern

These condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will continue to realize its assets and discharge its obligations and commitments in the normal course of operations. Realization values may be substantially different from carrying values as shown and these consolidated financial statements do not give effect to adjustments that would be necessary to the carrying values and classification of assets and liabilities should the Company be unable to continue as a going concern. As of September 30, 2018, the Company has a working capital deficit of $187,260, has incurred cumulative losses of $1,747,851, and expects to incur further losses in the development of its business. These factors raise substantial doubt about the Company's ability to continue as a going concern. To remain a going concern, the Company will be required to obtain the necessary financing to pursue its plan of operation. Management plans to obtain the necessary financing through the issuance of equity and/or advances from related parties. Should the Company not be able to obtain this financing, it may need to substantially scale back operations or cease business. These condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3. Significant Accounting Policies

(a) Principles of Consolidation and Basis of Presentation

These condensed consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, IBASE Technology International Pte. Ltd., (collectively referred to as the "Company"). All significant inter-company transactions and balances have been eliminated in consolidation.

The accompanying condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") for interim financial information. These condensed consolidated financial statements do not include all disclosures normally provided in annual financial statements and should be read in conjunction with the annual financial statements as at and for the year ended June 30, 2018.However, in the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Interim results are not necessarily indicative of the results expected for the fiscal year.

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

3. Significant Accounting Policies (continued)

(b) Use of Estimates

The preparation of these condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Examples of estimates and assumptions include: for revenue recognition, determining the nature and timing of the satisfaction of performance obligations, including percentage-of-completion; useful lives of tangible and intangible assets; allowances for doubtful accounts, when technological feasibility is achieved for new software to be leased or sold; and the potential outcome of future tax consequences of events that have been recognized in our consolidated financial statements or tax returns. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

(c) Revenue

Adoption of New Accounting Guidance on Revenue Recognition

On July 1, 2018, the Company adopted Accounting Standard Codification 606, Revenue from Contracts with Customers ("ASC 606") using the modified retrospective approach applied to any contracts that were not completed as of July 1, 2018. Results for reporting periods beginning after July 1, 2018 are presented under the new guidance, while prior periods continue to be reported in accordance with previous accounting guidance. The Company determined that a cumulative effect adjustment of $179,527 ($0.55 per weighted average share, basic and diluted) to decrease the deficit at July 1, 2018, was necessary upon adoption as there were significant revenue recognition differences identified between the new and previous accounting guidance. Under the new standard, the Company recognizes revenue over time for customized software projects, rather than at a point in time. The adoption of ASC 606 would also have affected the following balances:

	As at July 1, 2018
	As Previously Stated	New Revenue Standard Adjustment	As Stated Under ASC 606
	$	$	$

Deferred contract costs	448,653	(448,653)	-
Contract assets	-	238,247	238,247
Deferred revenue and contract liabilities	421,178	(391,566)	29,612

The Company recognizes revenue based on the five criteria for revenue recognition established under ASC 606: 1) identify the contract, 2) identify separate performance obligations, 3) determine the transaction price, 4) allocate the transaction price among the performance obligations, and 5) recognize revenue as the performance obligations are satisfied.

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

3. Significant Accounting Policies (continued)

(c) Revenue (continued)

Product Revenue and Service and Other Revenue

Product revenue includes sales of customized software products that can also include underlying licenses, training and data migration.

Service and other revenue includes sales from cloud-based solutions that provide customers with software, services and platforms. Service and other revenue also includes sales from consulting, maintenance and hosting services.

Revenue Recognition

Revenue is recognized upon transfer of control of promised products or services to customers in an amount that reflects the consideration expected to be received in exchange for those products or services. Revenue is recognized net of allowances for returns and any taxes collected from customers, which are subsequently remitted to governmental authorities, if any.

The Company accounts for a contract when it has approval and commitment from both parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance and collectability of consideration is probable.

Management assesses the business environment, customers' financial condition, historical collection experience, accounts receivable aging, and customer disputes to determine whether collectability is reasonably assured. If collectability is not considered reasonably assured at the time of sale, the Company does not recognize revenue until collection occurs.

The Company enters into contracts that can include various combinations of licenses, products and services, some of which are distinct and are accounted for as separate performance obligations. For contracts with multiple performance obligations, the Company allocates the transaction price of the contract to each performance obligation, generally on a relative basis using its standalone selling price.

For on-premises licenses, the Company recognizes revenue at a point in time when control passes to the customer. For custom licenses that require modification and development based on customer requirements and provide for cost plus reasonable margin throughout the contract, the Company recognizes revenue over time using the input method. For subscription hosting services, the Company recognizes revenue over the period the services are provided.

Revenue Service Types

The Company has four main revenue sources - the sale of customized software products, the sale of software licenses, the sale of subscription cloud services, and the sale of product support and incidental change orders. Accordingly, the Company recognizes revenue for each source as described below:

The Sale of Customized Software Products - Revenue for custom software or significant enhancement to software are projects whereby, the development of the custom software leads to an identifiable asset with no alternative use to the Company, the Company also has an enforceable right to payment under the contract, and revenue is recognized based on the percentage-of-completion using an input model with a master budget of man-days. At the end of each reporting period, the Company reviews its estimated budgeted time to completion and adjusts the percentage of completion accordingly.

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

3. Significant Accounting Policies (continued)

(c) Revenue (continued)

Revenue Service Types (continued)

Sale of Software - Licenses for on-premises software provide the customer with a right to use the software as it exists when made available to the customer. Customers may purchase licenses or subscribe to licenses, which provide customers with similar functionality and differ mainly in the duration over which the customer benefits from the software. Revenue from distinct on-premises licenses is recognized upfront at the point in time when the software is made available to the customer.

Subscription Hosting Services, which allow customers to use hosted software over the contract period without taking possession of the software, are provided on either a subscription or consumption basis. Revenue related to cloud services provided on a subscription basis is recognized ratably over the contract period. When cloud services require a significant level of integration and interdependency with software and the individual components are not considered distinct, all revenue is recognized over the period in which the cloud services are provided.

Sale of Product Support and Incidental Change and Maintenance Orders - The Company recognizes revenue from the sale of product support and incidental change orders when it has completed the performance obligation specified in the contract.

Significant Judgments

Contracts with customers often include promises to transfer multiple products and services to a customer. Determining whether products and services are considered distinct performance obligations that should be accounted for separately versus together may require significant judgment.

Judgment is required to determine the standalone selling price ("SSP") for each distinct performance obligation. We use a single amount to estimate SSP for items that are not sold separately. The Company uses a range of amounts to estimate SSP when selling each of the products and services separately and needs to determine whether there is a discount to be allocated based on the relative SSP of the various products and services.

Disaggregation of Revenues

The Company disaggregates its revenue from contracts with customers by revenue source and timing of transfer of goods or services. Refer to Note 7 for disaggregated revenue information.

Contract Balances

Timing of revenue recognition may differ from the timing of invoicing/ milestone invoicing to customers. The Company records a contract asset when revenue is recognized prior to invoicing, or a contract liability when revenue is recognized subsequent to invoicing.

Under the previous revenue recognition standard, the Company deferred costs incurred that related to unrecognized revenues.

Unfulfilled Performance Obligations

Unfulfilled performance obligations represent amounts expected to be earned on executed contracts. As at September 30, 2018, the Company had approximately $453,000 in unfulfilled performance obligations. The Company expects to satisfy approximately 74% of the performance obligations in fiscal year 2019.

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

3. Significant Accounting Policies (continued)

(d) Cost of Sales

Cost of sales includes: amounts paid to external consultants for custom software sales and other direct costs, including salaries for software engineering and project management staff and payroll related costs.

(e) Employee Benefits

The Company remits contributions to the Central Provident Fund Scheme in Singapore which is a defined contribution pension scheme. These contributions are recognized as compensation expense in the period in which the related service is performed.

(f) Research and Development

Research and development expenses include payroll and employee benefits, other payroll-related expenses associated with product development, third-party development and other programming costs. Such costs related to software development are included in research and development expense until the point that technological feasibility is reached, as defined under ASC 985-20 "Costs of Software to be Sold, Leased or Marketed". Once technological feasibility is reached, such costs are capitalized and amortized to cost of revenue over the estimated lives of the products. Technological feasibility is established once a detailed program design is in place, the Company has established that the necessary skills, hardware, and software technology are available to the entity to produce the product, the completeness of the detail program design and its consistency with the product design have been confirmed by documenting and tracing the detail program design to product specifications, and the detail program design has been reviewed for high-risk development issues (for example, novel, unique, unproven functions and features or technological innovations), and any uncertainties related to identified high-risk development issues have been resolved through coding and testing. At July 1, 2018, the Company determined technological feasibility was met on the software being developed. During the three months ended September 30, 2018, the Company capitalized approximately $63,000 of payroll and other costs.

(g) Reclassifications

Certain of the prior year figures have been reclassified to conform to the current year`s presentation including the payroll costs associated with project management and software engineering, which have been reclassified from general salaries and benefits to cost of sales. The reclassification adjustments had no effect on the Company's comprehensive loss for the three months ended September 30, 2017.

(h) Recent Accounting Pronouncements

In June 2016, the FASB issued ASU 2016-3, "Financial Instruments - Credit Losses" ("Topic 326"). a new standard to replace the incurred loss impairment methodology under current US GAAP with a methodology that reflects expected credit losses and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The Company will be required to use a forward-looking expected credit loss model for accounts receivable, loans, and other financial instruments. Credit losses relating to available-for-sale debt securities will also be recorded through an allowance for credit losses rather than as a reduction in the amortized cost basis of the securities. The standard will be effective for the Company beginning July 1, 2023, with early adoption permitted beginning July 1, 2019. Adoption of the standard will be applied using a modified retrospective approach through a cumulative-effect adjustment to retained earnings/ deficit as of the effective date to align the Company's credit loss methodology with the new standard. The Company is currently evaluating the impact of this standard on the consolidated financial statements, including accounting policies, processes, and systems.

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

3. Significant Accounting Policies (continued)

(h) Recent Accounting Pronouncements (continued)

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the U.S. Securities and Exchange Commission did not or are not believed by management to have a material impact on the Company's present or future consolidated financial statements

4. Property and Equipment

	Cost $	Accumulated Depreciation $	Net Book Value September 30, 2018 $	Net Book Value June 30, 2018 $

Computer equipment	242,139	229,224	12,915	13,432
Furniture and fixtures	26,487	25,447	1,040	1,080
Office equipment	32,537	32,064	473	516

	301,163	286,735	14,428	15,028

5. Related Party Transactions

(a) As at September 30, 2018, the Company owed a total of $230,167 (June 30, 2018 - $235,678) to shareholders of the Company, which is unsecured, non-interest bearing, and due on demand.

(b) During the three months ended September 30, 2018, the Company incurred directors' fees of $65,945 (2017 - $66,293) to directors of the Company.

6. Notes Payable

As at September 30, 2018, the Company has convertible notes totaling $1,406,522 (June 30, 2018 - $1,406,522). These notes automatically convert into shares of TechMedia Advertising, Inc. ("TechMedia") at a price of $0.90 per share upon the closing of a share exchange agreement between the Company and TechMedia. These notes are non-interest bearing and mature three years from the date of their respective date of advance unless automatically converted sooner. Refer to Note 10.

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

7. Revenue

A breakdown of the revenue is presented below:

	Three months ended September 30,
	2018	2017
	$	$

Major goods/service lines

Subscription cloud services	57,742	52,616
Custom software projects and licenses	193,135	101,001
Product support services	95,830	43,469
Service and change request	23,912	39,487
Other	3,554	-

	374,173	236,573

Timing of revenue recognition

Goods transferred at a point in time	346,707
Services transferred over time	27,466

	374,173

8. Restatement

The Company has restated its condensed consolidated financial statements as at September 30, 2018 and for the three months ended September 30, 2018, for the misapplication of the new revenue recognition standard (ASC 606), to correctly account for certain payroll expenses (direct costs of contracts) in cost of sales not previously reflected in cost of sales in error, for accruing consulting fees in the amount of $132,000 not accrued in error, for capitalizing certain software development costs once technological feasibility was established not previously capitalized in error, and for using incorrect foreign currency translation rates in error. These restatements resulted in net income of $74,506 changing into a net loss of $437,417 for the three months ended September 30, 2018.

The Company has also restated its condensed consolidated financial statements as at September 30, 2017 and for the three months ended September 30, 2017, to defer certain payroll costs as costs of contracts not completed at September 30, 2017 not deferred in error, to account for certain payroll costs (direct costs of contracts) in cost of sales not previously reflected in cost of sales in error, for recording prepaid expense in the amount of $108,000 for future consulting services not deferred in error, and for using incorrect foreign currency translation rates in error. These restatements resulted in a net loss of $249,429 increasing by $32,126 to $281,555 for the three months ended September 30, 2017.

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

8. Restatement (continued)

The impact of the restatements as at September 30, 2018 and for the three months ended September 30, 2018 and 2017 is summarized below:

Consolidated Balance Sheet

	As at September 30, 2018
	As reported $	Adjustment $	As restated $

ASSETS

Current Assets

Cash	111,262	(4,705)	106,557
Accounts receivable, net	254,522	(13,875)	240,647
Contract assets	-	120,348	120,348
Prepaid expenses and deposits	92,840	(5,061)	87,779

Total Current Assets	458,624	96,707	555,331

Property and equipment, net	15,260	(832)	14,428
Software development	-	63,306	63,306

Total Assets	473,884	159,181	633,065

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	182,094	185,782	367,876
Deferred revenue/contract liability	202,583	(58,035)	144,548
Due to related parties	243,436	(13,269)	230,167

Total Current Liabilities	628,113	114,478	742,591

Notes payable	1,405,729	793	1,406,522

Total Liabilities	2,033,842	115,271	2,149,113

STOCKHOLDERS' DEFICIT

Common stock	189,692	-	189,692
Accumulated other comprehensive income	31,746	10,365	42,111
Deficit	(1,781,396)	33,545	(1,747,851)

Total Stockholders' Deficit	(1,559,958)	43,910	(1,516,048)

Total Liabilities and Stockholders' Deficit	473,884	159,181	633,065

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

8. Restatement (continued)

Consolidated Statement of Operations and Comprehensive Loss

	Three months ended September 30, 2018
	As reported $	Adjustment $	As restated $

Revenue	868,154	(493,981)	374,173
Cost of sales	(376,874)	(12,635)	(389,509)

Gross profit (loss)	491,280	(506,616)	(15,336)

Expenses

Consulting fees	9,454	230,546	240,000
Depreciation	2,847	(126)	2,721
Directors' fees	68,996	(3,051)	65,945
Foreign exchange	-	1,600	1,600
General and administrative	10,988	(699)	10,289
Professional fees	32,349	(1,424)	30,925
Research and development	24,891	(24,891)	-
Rent	16,188	(716)	15,472
Salaries and benefits	251,061	(195,932)	55,129

Total expenses	416,774	5,307	422,081

Net income (loss)	74,506	(511,923)	(437,417)

Comprehensive income (loss)

Foreign currency translation gain (loss)	(8,064)	10,365	2,301

Comprehensive income (loss) for the period	66,442	(501,558)	(435,116)
Income (loss) Per Share, Basic and Diluted	0.23	(1.58)	(1.35)

Weighted Average Number of Shares Outstanding, Basic and Diluted	325,000	325,000	325,000

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

8. Restatement (continued)

Consolidated Statement of Operations and Comprehensive Loss (continued)

	Three months ended September 30, 2017
	As reported $	Adjustment $	As restated $

Revenue	256,846	(20,273)	236,573
Cost of sales	(72,190)	(89,758)	(161,948)

Gross profit	184,656	(110,031)	74,625

Expenses

Consulting fees	-	90,000	90,000
Depreciation	2,394	(189)	2,205
Directors' fees	71,974	(5,681)	66,293
General and administrative	67,547	(5,310)	62,237
Professional fees	37,026	(2,923)	34,103
Rent	16,886	(1,332)	15,554
Salaries and benefits	238,258	(152,470)	85,788

Total expenses	434,085	(77,905)	356,180

Net loss for the period	(249,429)	(32,126)	(281,555)

Comprehensive income (loss)

Foreign currency translation gain (loss)	105,245	(74,903)	30,342

Comprehensive loss for the period	(144,184)	(107,029)	(251,213)
Loss Per Share, Basic and Diluted	(0.77)	(0.10)	(0.87)

Weighted Average Number of Shares Outstanding, Basic and Diluted	325,000	325,000	325,000

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

8. Restatement (continued)

Consolidated Statement of Cash Flows

	Three months ended September 30, 2018
	As reported $	Adjustment $	As restated $

Operating Activities

Net income (loss)	74,506	(511,923)	(437,417)

Adjustment to reconcile net income (loss) to net cash provided by (used in) operating activities:

Depreciation	2,847	(126)	2,721

Changes in operating assets and liabilities:
			()
Accounts receivable	(132,780)	12,908	(119,872)
Contract assets	188,322	(73,361)	114,961
Prepaid expenses and deposits	(1,096)	83,726	82,630
Accounts payable and accrued liabilities	73,368	186,800	260,168
Deferred revenue/contract liability	(218,595)	359,810	141,215
Due to related parties	-	(885)	(885)

Net cash provided by (used in) operating activities	(13,428)	56,949	43,521

Investing Activities

Purchase of property and equipment	(2,164)	(9)	(2,173)
Software development costs	-	(63,272)	(63,272)
Net cash used in investing activities	(2,164)	(63,281)	(65,445)
Effects of foreign exchange rate changes on cash	(2,014)	1,627	(387)
Net decrease in cash	(17,606)	(4,705)	(22,311)
Cash, beginning of period	128,868	-	128,868
Cash, end of period	111,262	(4,705)	106,557

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

8. Restatement (continued)

	Three months ended September 30, 2017
	As reported $	Adjustment $	As restated $

Operating Activities

Net income (loss) for the period	(249,429)	(32,126)	(281,555)

Adjustments to reconcile net loss to net cash used in operating activities:

Depreciation	2,394	(189)	2,205

Changes in operating assets and liabilities:

Accounts receivable	(60,010)	16,851	(43,159)
Deferred contract asset	(7,135)	(32,164)	(39,299)
Prepaid expenses and deposits	(370,999)	120,515	(250,484)
Accounts payable and accrued liabilities	29,900	(6,270)	23,630
Deferred revenue	68,764	(28,061)	40,703
Net cash used in operating activities	(586,515)	38,556	(547,959)
Investing Activities
Purchase of property and equipment	(1,917)	-	(1,917)
Net cash used in investing activities	(1,917)	-	(1,917)
Financing Activities
Proceeds from notes payable	340,363	-	340,363
Repayment of related party debt	-	(345)	(345)
Net cash provided by financing activities	340,363	(345)	340,018
Effects of foreign exchange rate changes on cash	101,224	(70,617)	30,607
Net decrease in cash	(146,845)	(32,406)	(179,251)
Cash, beginning of period	585,840	-	585,840
Cash, end of period	438,995	(32,406)	406,589

9. Commitment

On July 1, 2017, the Company entered into an agreement for consulting services related to corporate financing, fundraising, corporate strategy, and the development of new markets and the contract terminates once all payments have been made. As at September 30, 2018, $132,000 was owed under the contract (June 30, 2018 - $108,000 was prepaid) and consulting fees of $240,000 (2018 - $90,000) were incurred for the three months then ended. The $132,000 is included in accounts payable and accrued liabilities as at September 30, 2018. The Company has committed to the following payments in addition to the $132,000:

Year ended	$

June 30, 2019	720,000
June 30, 2020	720,000
June 30, 2021	160,000

1,600,000

IBASE Technology Private Limited Notes to the Condensed Consolidated Financial Statements Three Months Ended September 30, 2018 (Expressed in U.S. Dollars) (unaudited)

10. Subsequent Events

(a) Subsequent to September 30, 2018, the Company issued convertible notes totaling approximately $234,000. These notes automatically convert into shares of TechMedia at a price of $0.90 per share upon the closing of a share exchange agreement between the Company and TechMedia. These notes are non-interest bearing and mature three years from the date of their respective date of advance unless automatically converted sooner.

(b) On December 28, 2018, the share exchange agreement between the Company and TechMedia was closed and the Company became a wholly-owned subsidiary of TechMedia. Upon closing of the share exchange agreement, TechMedia issued 1,821,410 shares of common stock to convert notes payable totaling $1,639,270 at $0.90 per share.

TECHMEDIA ADVERTISING, INC.

Pro Forma Financial Statements

September 30, 2018

(Amended and Restated)

(Expressed in U.S. dollars)

(Unaudited)

INTRODUCTION

The following unaudited pro forma financial statements are based on our historical financial statements and IBASE Technology Private Limited's historical financial statements as adjusted to give effect to the acquisition of IBASE Technology Private Limited. The unaudited pro forma statements of operations and comprehensive income (loss) for the three months ended September 30, 2018 and the year ended June 30, 2018 give effect to the acquisition of IBASE Technology Private Limited as if it had occurred on July 1, 2017. The unaudited pro forma balance sheet as of September 30, 2018 gives effect to the acquisition of IBASE Technology Private Limited as if it had occurred on September 30, 2018.

The pro forma financial statements do not necessarily reflect what the combined company's financial condition or results of operations would have been had the acquisition occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

TECHMEDIA ADVERTISING, INC.

Pro Forma Balance Sheet

(Expressed in U.S. dollars)

(Unaudited)

	TechMedia As at September 30, 2018 $	IBASE As at September 30, 2018 $	Note 3	Pro Forma Adjustments $	Pro Forma As at September 30, 2018 $
		(Restated)		(Restated)	(Restated)
Assets

Current assets

Cash	-	106,557	(b)	232,748	339,305

Accounts receivable	-	240,647		-	240,647
Contract assets	-	120,348		-	120,348
Prepaid expenses and deposits	-	87,779		-	87,779

Total current assets	-	555,331		232,748	788,079

Long-term assets

Property and equipment	-	14,428		-	14,428
Software development	-	63,306		-	63,306

Total assets	-	633,065		232,748	865,813

Liabilities and stockholders' deficit

Current liabilities

Accounts payable	58,569	367,876		-	426,445
Deferred revenue	-	144,548		-	144,548
Due to related parties	212,940	230,167		-	443,107

Total current liabilities	271,509	742,591			1,014,100

Long-term liabilities

Notes payable	-	1,406,522	(b)	232,748	-
			(b)	(1,639,270)

Total liabilities	271,509	2,149,113		(1,406,522)	1,014,100

Stockholders' deficit

Common stock	9,670	189,692	(a)	(9,670)	30,490
			(c)	(159,202)

Additional paid-in capital	5,591,546	-	(a)	(5,591,546)	1,798,472
			(b)	1,639,270
			(c)	159,202

Accumulated other comprehensive loss	-	42,111		-	42,111

Deficit	(5,872,725)	(1,747,851)	(a)	5,872,725	(2,019,360)
			(a)	(271,509)

Total stockholders' deficit	(271,509)	(1,516,048)		1,639,270	(148,287)

Total liabilities and stockholders' deficit	-	633,065		232,748	865,813

(The accompanying notes are an integral part of these unaudited pro forma financial statements)

TECHMEDIA ADVERTISING, INC.

Pro Forma Statement of Operations and Comprehensive Income

(Expressed in U.S. dollars)

(Unaudited)

	TechMedia Three Months Ended September 30, 2018 $	IBASE Three Months Ended September 30, 2018 $	Pro Forma Adjustments $	Pro Forma Three Months Ended September 30, 2018 $
		(Restated)		(Restated)

Revenue	-	374,173	-	374,173
Cost of sales	-	389,509	-	389,509

Gross profit (loss)	-	(15,336)	-	(15,336)

Expenses

Consulting fees	-	240,000	-	240,000
Depreciation	-	2,721	-	2,721
Directors' fees	-	65,945	-	65,945
Foreign exchange loss	-	1,600	-	1,600
General and administrative	(1,554)	10,289	-	8,735
Professional fees	-	30,925	-	30,925
Rent	-	15,472	-	15,472
Salaries and benefits	-	55,129	-	55,129

Total expenses	(1,554)	422,081	-	420,527

Income (loss) before other income	1,554	(437,417)		(435,863)

Other income

Write-off of accounts payable	25,000	-	-	25,000

Net income (loss) for the period	26,554	(437,417)	-	(410,863)

Comprehensive income (loss)

Foreign currency translation gain	-	2,301	-	2,301

Comprehensive income (loss)	26,554	(435,116)	-	(408,562)

Pro forma earnings per share (Note 4)

Net earnings per share, basic and diluted				(0.01)

(The accompanying notes are an integral part of these unaudited pro forma financial statements)

TECHMEDIA ADVERTISING, INC.

Pro Forma Statement of Operations and Comprehensive Loss

(Expressed in U.S. dollars)

(Unaudited)

	TechMedia Year Ended June 30, 2018 $	IBASE Year Ended June 30, 2018 $	Pro Forma Adjustments $	Pro Forma June 30, 2018 $
		(Restated)		(Restated)

Revenue	-	767,196	-	767,196
Cost of sales	-	473,914	-	473,914

Gross profit	-	293,282	-	293,282

Expenses

Consulting fees	-	667,773	-	667,773
Depreciation	-	13,117	-	13,117
Directors' fees	-	269,205	-	269,205
General and administrative	54,830	56,850	-	111,680
Professional fees	-	63,847	-	63,847
Rent	-	63,160	-	63,160
Research and development	-	130,788	-	130,788
Salaries and benefits	-	390,002	-	390,002

Total expenses	54,830	1,654,702	-	1,709,532

Loss before income taxes	(54,830)	(1,361,420)		(1,416,250)

Income tax expense	-	(1,919)	-	(1,919)

Net loss for the period	(54,830)	(1,363,339)	-	(1,418,169)

Comprehensive income (loss)

Foreign currency translation gain	-	25,693	-	25,693

Comprehensive loss	(54,830)	(1,337,646)	-	(1,392,476)

Pro forma loss per share (Note 4)

Net loss per share, basic and diluted				(0.05)

(The accompanying notes are an integral part of these unaudited pro forma financial statements)

TECHMEDIA ADVERTISING, INC. Notes to the Pro Forma Financial Statements September 30, 2018 (Expressed in U.S. dollars) (Unaudited)

1.  Basis of Presentation

TechMedia Advertising, Inc. ("TechMedia") was incorporated in the State of Nevada on January 30, 2007. The Company has been in the development stage since its formation and has not yet commenced business operations.

TechMedia acquired 100% of the issued and outstanding shares of IBASE Technology Private Limited. ("IBASE") in exchange for the issuance of 18,998,211 shares of its common stock to the shareholders of IBASE. Upon closing of this transaction, IBASE shareholders held approximately 66% of TechMedia's outstanding shares (not including the notes payable conversion) and the transaction will be accounted for as a reverse take-over.

These unaudited pro forma financial statements have been prepared in accordance with accounting principles generally accepted in the United States ("US GAAP") and are expressed in U.S. dollars. These pro forma financial statements do not contain all of the information required for annual financial statements. Accordingly, they should be read in conjunction with the most recent annual financial statements of TechMedia and IBASE.

These unaudited pro forma financial statements have been restated as a result of the restatement of IBASE's audited financial statements for the year ended June 30, 2018 and unaudited financial statements for the three months ended September 30, 2018.

These pro forma financial statements have been compiled from and include:

(a) an unaudited pro forma balance sheet combining the unaudited balance sheet of TechMedia as at September 30, 2018 with the unaudited balance sheet of IBASE as at September 30, 2018, giving effect to the transaction as if it occurred on September 30, 2018; and

(b) an unaudited pro forma statement of operations combining the unaudited statement of operations and comprehensive income of TechMedia for the three months ended September 30, 2018 with the unaudited statement of operations and comprehensive income of IBASE for the three months ended September 30, 2018, giving effect to the transaction as if it occurred on July 1, 2017; and

(c) an unaudited pro forma statement of operations combining the unaudited statement of operations and comprehensive loss of TechMedia for the year ended June 30, 2018 with the audited statement of operations and comprehensive loss of IBASE for the year ended June 30, 2018, giving effect to the transaction as if it occurred on July 1, 2017.

The unaudited pro forma financial statements have been compiled using the significant accounting policies as set out in the unaudited financial statements of three months ended September 30, 2018. The functional and reporting currency of TechMedia is the United States dollar while the functional and reporting currency of IBASE is the Singapore dollar. Based on the review of the accounting policies of IBASE, it is TechMedia's management's opinion that, other than the differences in the functional and reporting currencies, there are no material accounting differences between the accounting policies of TechMedia and IBASE. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements and notes thereto of TechMedia and IBASE.

It is management's opinion that these pro forma financial statements include all adjustments necessary for the fair presentation, in all material respects, of the proposed transaction described above in accordance with US GAAP applied on a basis consistent with TechMedia 's accounting policies. No adjustments have been made to reflect potential cost savings that may occur subsequent to completion of the transaction. The pro forma statement of operations does not reflect non-recurring charges or credits directly attributable to the transaction, of which none are currently anticipated.

The unaudited pro forma financial statements are not intended to reflect the results of operations or the financial position of TechMedia which would have actually resulted had the proposed transaction been effected on the dates indicated. Further, the unaudited pro forma financial information is not necessarily indicative of the results of operations that may be obtained in the future. The actual pro forma adjustments will depend on a number of factors, and could result in a change to the unaudited pro forma financial statements.

TECHMEDIA ADVERTISING, INC. Notes to the Pro Forma Financial Statements September 30, 2018 (Expressed in U.S. dollars) (Unaudited)

2.  Transaction

TechMedia entered into a share exchange agreement with IBASE (the "Transaction"). Pursuant to the share exchange agreement, the Company issued 18,998,211 shares of common stock to acquire 100% of the issued and outstanding shares of IBASE. Upon closing of this transaction, IBASE shareholders held approximately 66% of TechMedia's outstanding shares (not including the notes payable conversion) and the Transaction will be accounted for as a reverse take-over.

3. Pro Forma Assumptions and Adjustments

The unaudited pro forma financial statements incorporate the following pro forma assumptions:

(a) The Transaction will be treated as a reverse take-over with IBASE as the accounting acquirer and TechMedia as the accounting acquiree. The preliminary allocation of the consideration is summarized in the table below and is subject to change.

The liabilities assumed from TechMedia are as follows:

$

Accounts payable	58,569
Due to related parties	212,940

Net liabilities assumed	271,509

(b) IBASE received additional proceeds from notes payable of $232,748 prior to the closing of the share exchange agreement. The aggregate notes payable balance of $1,639,270 was automatically converted into shares of common stock of TechMedia at $0.90 per share upon closing of the Transaction.

(c) The common stock amount is adjusted to the par value of $0.001 after the closing of the Transaction and conversion of the notes payable described in 3(b).

4. Pro Forma Loss Per Share

Pro forma basic and diluted loss per share for the three months ended September 30, 2018 and year ended June 30, 2018 have been calculated based on the number of TechMedia common shares outstanding as of September 30, 2018.

	Three Months Ended September 30, 2018 $	Year Ended June 30, 2018 $

	(Restated)	(Restated)
Basic pro forma loss per share computation

Numerator:
Pro forma net loss available to shareholders	(410,863)	(1,418,169)

Denominator:
TechMedia weighted average shares outstanding	30,490,095	30,490,095

Basic and diluted pro forma loss per share	(0.01)	(0.05)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QORNERSTONE INC.

DATE: April 19, 2022	By:	/s/ Ernest Kok-Yong Ong
Ernest Kok-Yong Ong President, CEO and Director